                                                                    EXHIBIT 10.4







                                INDUSTRIAL LEASE


                                     between


                         BAYVIEW ASSOCIATES, as Landlord


                                       and


                  OCLASSEN PHARMACEUTICALS, INC., as Tenant


                                       for


                                   Building E


                              BAYVIEW BUSINESS PARK


                             SAN RAFAEL, CALIFORNIA

                             Basic Lease Information

                                INDUSTRIAL LEASE


Lease Date:       November 15, 1988

Landlord:         BAYVIEW ASSOCIATES,
                  a California joint venture

Address of        100 Pelican Way, Suite 140
Landlord:         San Rafael, California 94912

Tenant:           OCLASSEN PHARMACEUTICALS, INC.,
                  a California corporation

Address of        201 Tamal Vista Boulevard
Tenant:                 Corte Madera, California 94925

Contact:          Daniel K. Turner
Telephone:        (415) 924-2000

Section 1.1       Premises:   All of Building E (See Schedule 1)
                  Park: Bayview Business Park

Section 1.3       Parking Spaces:   2.5 per 1,000 sq. ft. of rentable area of
                  Premises -- 71 upon takedown of all of Building E

Section 2.1       Term: Eight years (96 months)
                  Commencement Date:      January 15, 1989
                  Expiration Date:  January 14, 1997

Section 3.1       Rent: See Schedule 2

Section 3.2        Periodic Rent Increase Dates:Each anniversary of the
                   Commencement Date

Section 4.1       Rentable Area of Total Premises:  28,344 rentable sq. ft.
                  Tenant's Share of Building and Park: See Schedule 2

Section 6.1 Use: General office and warehouse; and laboratory, research and development, and manufacturing for pharmaceutical purposes

Section 25.1      Security Deposit: $16,000

Section 27.1      Broker: Grubb & Ellis Company (Landlord and Tenant)

Section 36        Option to Extend: One extension option for five (5) years


      The Basic Lease Information and the Lease are and shall be construed as a single instrument. Each reference in this Lease to any of the terms and information set forth in the Basic Lease Information shall mean the respective terms and information hereinabove set forth, which terms and information shall be incorporated into and made a part of the particular Lease section pertaining to such Basic Lease Information.

BAYVIEW ASSOCIATES,                        OCLASSEN PHARMACEUTICALS, INC.,
a California Joint Venture                 a California corporation

By:   Bayview Partners,                    By:  Dan K. Turner
      a California limited partnership     Its: Vice President - Finance and administration
Its:  General Partner

      By:   Reid Corporation,              By:    /s/ Glenn A. Oclassen
            a California corporation       Its:    President
      Its:  General Partner

      By:   /s/ L.C. Tolomei                       "TENANT"
            ----------------
                L.C. Tolomei
                President


            "LANDLORD"

                                Table of Contents

                                                                  Page
Articles                  Description                            Number
--------                  -----------                            ------


 1         Premises and Common Areas                               1
 2         Term                                                    2
 3         Rent; Consumer Price Index; Additional Charges          2
 4         Additional Charges for Taxes and Common Expenses        4
 5         Improvement of the Premises                             9
 6         Conduct of Business by Tenant                          11
 7         Alterations and Tenant's Property                      12
 8         Repairs                                                14
 9         Liens                                                  15
10         Compliance with Laws and Insurance Requirements        15
11         Subordination                                          16
12         Inability to Perform; Right to Cure                    17
13         Destruction                                            18
14         Eminent Domain                                         21
15         Assignment and Subletting                              23
16         Utilities                                              26
17         Default                                                26
18         Insolvency or Bankruptcy                               29
19         Fees and Expenses; Indemnity                           29
20         Access to Premises                                     31
21         Notices                                                31
22         No Waiver; No Oral Modification                        32
23         Tenant's Certificates                                  33
24         Tax on Tenant's Personal Property                      33
25         Security Deposit                                       34
26         Authority                                              34
27         Broker                                                 34
28         Liability of Landlord                                  35
29         Attorneys' Fees                                        35
30         Surrender and Holding Over                             35
31         Quiet Enjoyment                                        35
32         Tenant's Insurance                                     36
33         Short Form of Lease                                    37
34         Hazardous Materials                                    37
35         Miscellaneous                                          40
36         Option to Extend                                       41
37         Option to Expand -- Building B                         43
38         Expansion Option -- Building C                         47
39         Right of First Refusal                                 49

Schedule 1 -  Delivery of Premises to Tenant
Schedule 2 -  Rent Schedule

Exhibit A  -  Site Plan of Park
Exhibit B  -  Improvement of the Premises

Annex 1    -  Initial Space Plan

                                INDUSTRIAL LEASE

      THIS LEASE is made and entered into as of the Lease Date by and between BAYVIEW ASSOCIATES, a California Joint venture ("Landlord"), and OCLASSEN PHARMACEUTICALS, INC., a California corporation ("Tenant").

                                   WITNESSETH:

      Landlord and Tenant hereby covenant and agree as follows:

      1.     Premises and Common Areas

            1.1 Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the building located at 100 Pelican Way, San Rafael, California, said building being Building E of the Bayview Business Park as more particularly shown in the site plan for the Park set forth in Exhibit A attached hereto (hereinafter called the "Building'). Landlord and Tenant acknowledge and agree that the Building shall be delivered by Landlord to Tenant in phases as more particularly specified in Schedule 1 attached hereto, and Tenant shall accept such portions of the Building and shall have the right of occupancy with respect thereto in accordance with the schedule set forth in said Schedule 1. As used herein, the term "Premises" shall mean those portions of the Building that are subject to the terms of this Lease, as and when such portions become subject to the terms hereof in accordance with the schedule set forth in said Schedule 1. Landlord and Tenant further acknowledge and agree that certain portions of the Building are and/or may be leased by Landlord to third parties for the period(s) prior to which such portions are to be delivered to Tenant as provided in said
Schedule 1.

            1.2 Tenant shall have the right, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, to the use of all areas and facilities serving the Premises that are within the site area for said Building E, as such site area is outlined on Exhibit A attached hereto (the "Building E Site"). Tenant shall also have the right, for the benefit of Tenant and its employees, customers and invitees, to the non-exclusive use of all areas and facilities within the exterior boundaries of the Park that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and the other tenants of the Park and their respective employees, suppliers, shippers, customers and invitees, including drives, walkways, roadways, trash areas and landscaped areas (herein called "Common Areas").

            1.3 Tenant shall have the right, for the benefit of Tenant and its employees, customers and invitees, to the use of the number of vehicle parking spaces specified in the Basic Lease Information, such parking spaces to be within the area shown on Exhibit A as the parking area for Building E.

      2.     Term

            2.1 This Lease shall be for the Term to commence on the Commencement Date and end on the Expiration Date, unless the Term shall sooner terminate as hereinafter provided.

            2.2 If, on or prior to the Commencement Date, Landlord fails to deliver possession of that portion of the Premises to be initially delivered to Tenant as set forth in Schedule 1, then the following provisions shall apply:
(i) the Term shall not commence on the Commencement Date set forth in the Basic Lease Information but shall, instead, commence on the date that Landlord delivers possession of said portion of the Premises to Tenant; (ii) neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby, except that the Term shall begin as provided in clause (i) above; (iii) Tenant shall have no claim against Landlord because of Landlord's failure to deliver possession of said portion of the Premises on the date originally fixed therefor; and (iv) the Expiration Date shall be the date that is eight (8) years after the revised Commencement Date. Promptly following the Commencement Date, if the Commencement Date occurs on a date other than as specified in the Basic Lease Information, the parties shall forthwith enter into a supplementary agreement identifying the Commencement Date and the Expiration Date of this Lease.

            2.3 In the event permission is given to Tenant to enter or occupy a portion of the Building prior to the Commencement Date, such occupancy shall be subject to all the terms and conditions of this Lease.

            2.4 It is agreed that by occupying each portion of the Premises as a tenant, Tenant formally accepts same and acknowledges that the same are in the condition provided for hereunder, subject, however, to the completion of punchlist items for Landlord's Work (as defined in Article 5).


   3.     Rent; Consumer Price Index; Additional Charges

          3.1 Tenant shall pay to Landlord during the Term monthly rent ("Rent") at the rates specified in Schedule 2 attached hereto on or before the first day of each month, in advance, at the address specified for Landlord in the Basic Lease Information, or such other place as Landlord shall designate, without any prior demand therefor and without any abatement, in deduction or setoff whatsoever. If the Commencement Date (or the date upon which any additional portion of the Premises is delivered to Tenant) should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the rental for such fractional month shall be prorated on a daily basis based upon a thirty (30) day calendar month.

          3.2 On each of the Periodic Rent Increase Dates, the monthly rental rates initially allocated and chargeable to each portion of the Premises as specified in Schedule 2 (whether or not such portion of the Premises has yet been delivered to Tenant) shall be increased to an amount determined by multiplying the initial monthly rental rate for each portion of the Premises as specified in Schedule 2 by a fraction, the denominator of which shall be the most recent Consumer Price Index (as hereinafter defined) figure published prior to the Commencement Date, and the numerator of which shall be the most recent Consumer Price Index figure published prior to the date of such adjustment; provided, however, in no event shall the rental rate for any month for any portion of the Premises be less than the rental rate for the immediately preceding month for such portion; and provided further that no Rent shall actually be payable hereunder for any portion of the Premises that is not yet subject to the terms of this Lease in accordance with the schedule set forth in
Schedule 1. As used herein, the term "Consumer Price Index" shall mean the United States Department of Labor's Bureau of Labor Statistics' Consumer Price Index, All Urban Wage Earners and Clerical Workers, All Items, for the San Francisco-Oakland Area (1982-1984 equals 100). Should Landlord lack sufficient data to make the determination specified in this Section 3.2 on the date of any such adjustment, Tenant shall continue to pay Rent at the monthly rental rate for each portion of the Premises that was applicable immediately prior to such adjustment date. As soon as Landlord obtains the necessary data, it shall determine the monthly rental rate for each portion of the Premises that is applicable from and after such adjustment date and notify Tenant of the adjustment in writing. Should the monthly Rent for the period following such adjustment date exceed the amount previously paid by Tenant for such period, Tenant shall forthwith pay the difference to Landlord. If the Consumer Price Index is changed so that the base year differs from that used as of the month immediately preceding the Commencement Date, the Consumer Price Index shall be converted in accordance with the conversion factor published by the United States Department of Labor's Bureau of Labor Statistics. If the Consumer Price Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Consumer Price Index had not been discontinued or revised.


          3.3 Tenant shall pay to Landlord all charges and other amounts whatsoever as provided in this Lease (herein called "Additional Charges") including, without limitation, any increase in the Rent resulting from the provisions of Article 4. All such amounts and charges shall be payable to Landlord at the place where the Rent is payable. Landlord shall have the same remedies for a default in the payment of Additional Charges as for a default in the payment of Rent.


          3.4 Notwithstanding any other provisions of this Lease, including
Section 17.1, if Tenant shall fail to pay any Rent or Additional Charges within ten (10) days after the date same are due and payable, such unpaid amounts shall be subject to a late payment charge equal to six percent (6%) of such unpaid amounts in each instance to cover Landlord's additional administrative costs resulting from Tenant's failure.

Such late payment charge has been agreed upon by Landlord and Tenant, after negotiation, as a reasonable estimate of the additional administrative costs and detriment to Landlord's ability to meet its own obligations relating to the Building in a timely manner that will be incurred by Landlord as a result of any such failure by Tenant, the actual cost thereof in each instance being extremely difficult, if not impossible, to determine. Such late payment charge shall constitute liquidated damages to compensate Landlord for its damages resulting from such failure to pay and shall be paid to Landlord together with such unpaid amounts; provided, however, that the payment of such charges shall not constitute a waiver of any default by Tenant hereunder.


          3.5 Notwithstanding any other provisions of this Lease, including
Section 17.1, any installment of Rent or Additional Charges not paid to Landlord when due hereunder shall bear interest from the date due or from the date of expenditure by Landlord for the account of Tenant, until the same have been fully paid, at a rate (the "Default Rate") that is equal to the lesser of (i) two percent (2%) above the rate of interest established by Bank of America N.T.& S.A. at its San Francisco headquarters as its "Reference Rate" (or the successor rate thereto), adjusted monthly on the first day of each month, such adjustment to be effective for the following month, or (ii) the highest rate permitted by law. The payment of such interest shall not constitute a waiver of any default by Tenant hereunder.


      4.       Additional Charges for Taxes and Expenses

          4.1 For purposes of this Article 4, the following terms shall have the meanings hereinafter set forth:


            (a) "Computation Year" shall mean each twelve (12) consecutive month period commencing January 1 of each year or partial year during the Term, provided that Landlord, upon notice to Tenant, may change the Computation Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's Share of Taxes and Expenses (as hereinafter defined) shall be equitably adjusted for the Computation Years involved in any such change.


            (b) "Tenant's Shares" shall mean the percentage figures for Tenant's Share of Building E and Tenant's Share of the Park as specified in
            Schedule 2. Tenant's Share of the Park has been computed by dividing the Rentable Area of the Premises by the total Rentable Area of the Park and, in the event that either the Rentable Area of the Premises or the total Rentable Area of the Park is changed, Tenant's Share of the Park will be appropriately adjusted by Landlord, which adjustment shall be conclusive and binding on Tenant and, as to the Computation Year in which such change occurs, for purposes of this
            Article 4, Tenant's Share shall be determined on the basis of the number of days during such Computation Year at each such percentage.


            (c) "Taxes" shall mean all taxes, assessments and charges levied upon or with respect to the Building and the Building E Site as well as the Common Areas of the Park, or any personal property of Landlord used in the operation thereof, or Landlord's interest in the Building, the Building E Site, the Common Areas of the Park or such personal property. Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Park, service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Park, or on the use or occupancy of the Building or the Common Areas of the Park or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Park that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for or as an addition to, as a whole or in part, any other Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for or as an addition to, as a whole or in part, any other tax that would otherwise constitute a Tax. Further, Taxes shall not include any special assessment levied against the Building after the Lease Date if such special assessment is levied for the purpose of constructing any offsite improvements specifically serving the Building, which improvements were required to be constructed as part of the initial approval of the construction of the Building by the City of San Rafael. Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes. If any Taxes are specially assessed by reason of the occupancy or activities of one or more tenants and not the occupancy or activities of the tenants as a whole, such Taxes shall be allocated by Landlord to the tenant or tenants whose occupancy or activities brought about such assessment. Except as shown on the tax bill for the Building for the 1988-89 fiscal year, Landlord has not received notice of any special assessment proceedings that have been instituted which affect the Building; provided, however, that Landlord is aware that there has been public discussion of the possible formation of a special assessment district for the construction of intersection improvements and other traffic mitigation measures in the vicinity of the Park.


            (d) "Expenses" shall mean the aggregate amount of (i) the total costs and expenses paid or incurred by Landlord in connection with the operation, repair and maintenance of the Common Areas, the Building, the Building E Site and the Park, including, without limitation parking areas, loading and unloading areas, trash areas, roadways, driveways, walkways, landscaped areas, striping, bumpers, lighting facilities, fences and gates, and window washing, (ii) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rent, earthquake and other insurance obtained by Landlord in connection with the Building and/or the Common Areas of the Park and the deductible portion of any insured loss otherwise covered by such insurance, (provided, however, that Landlord shall include the cost of any earthquake insurance maintained by Landlord as an item of Expenses only if such insurance is commonly carried by prudent owners of property similar to the Park or if such insurance is commonly required by institutional lenders financing projects similar to the Park; and, provided further that the deductible amount under any casualty insurance policy on the Building or the Park that is maintained by Landlord shall not exceed $10,000 per occurrence, or, if such insurance can only be obtained from reputable insurers with a higher deductible amount, then Landlord shall obtain such insurance which, in Landlord's good faith judgment, provides for a satisfactory deductible amount after taking into account the amount of the policy premium for such insurance and the reputation of the insurer), (iii) the cost of trash disposal services, (iv) the cost of maintaining tenant directories, (v) the cost of operating, repairing and maintaining life safety systems, including, without limitation, sprinkler systems, (vi) the cost of security services, if provided by Landlord, (vii) the cost of water, electricity, gas and any other utilities used in connection with the operation, maintenance and repair of the Common Areas, (viii) permits, licenses and certificates necessary to operate the Park, (ix) legal, accounting and consulting fees and expenses directly related to the use and operation of the Building and the Park, but excluding any such fees and expenses incurred in connection with disputes with any tenants of the Park or any other third parties, (x) managerial fees and administrative expenses related to the Common Areas of the Park and to the Building (if such fees and expenses are not charged separately to the Common Areas and the Building, the Landlord shall make a reasonable allocation thereto from gross fees and expenses charged, and in any event any management fee charged with respect to the Common Areas shall not exceed ten percent (10%) of the Expenses incurred in connection with the Common Areas and any management fee charged with respect to the Building shall not exceed ten percent (10%) of the Expenses incurred in connection with the Building),
            (xi) the cost of any capital improvements made to the Building as a labor-saving device or to effect other economies in the operation or maintenance of the Building, or made to the Park or the Building after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Park or the Building at the time that permits for the construction thereof were obtained, any such cost to be amortized over the reasonable useful life of any such improvement, together with interest on the unamortized balance at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, and (xii) the cost of any other service generally provided to the tenants of the Park by Landlord. "Expenses" shall not include any of the following items: any items of repair caused by the negligence or misconduct of Landlord or any other tenant of the Park or their respective agents, employees or contractors, any item of expense for which Landlord is entitled to reimbursement by any third party, the cost of correcting any defects in the original construction of the Building or any portion of the Park or any defects in the installation of any tenant improvements in the Premises installed by Landlord (as opposed to defects in the design of such tenant improvements, which shall be the responsibility of Tenant), the cost of complying with the requirements of any insurance underwriter (to the extent such requirements are generally applicable to buildings in the vicinity of the Park and are not related to Tenant's particular use of the Premises), fees, commissions, attorneys' fees and other costs incurred in connection with the leasing of the Park, including advertising and promotional costs, depreciation of the Building or the Park, and debt service payments on any mortgage and rental owing under any ground or underlying lease; and, further, "Expenses" shall not include any reserves that may be established by Landlord from time to time for the maintenance and repair of the Building or the Park. The computation of Expenses shall be made in accordance with generally accepted accounting principles. Landlord shall be entitled to reasonably allocate any items of Expense that are incurred commonly for the Building and any other building(s) in the Park.


          4.2 Tenant shall pay to Landlord as Additional Charges one twelfth (1/12) of Tenant's Share of the Taxes for each Computation Year on or before the first day of each month during such Computation Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after Landlord has received the tax bills for any Computation Year, Landlord shall furnish Tenant with a statement (herein called "Landlords Tax Statement") setting forth the amount of Taxes for such Computation Year, and Tenant's Share of such Taxes. If the actual Taxes for such Computation Year exceed the estimated Taxes paid by Tenant for such Computation Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Taxes within thirty (30) days after the receipt of Landlord's Tax Statement, and if the total amount paid by Tenant for any such Computation Year shall exceed the actual Taxes for such Computation Year, such excess shall be credited against the next installments of Taxes due from Tenant to Landlord hereunder. Upon the written request of Tenant, Landlord shall provide Tenant with copies of the tax bills that form the basis of Landlord's Tax Statement for any Computation Year.


         4.3 Tenant shall pay to Landlord as Additional Charges one twelfth (1/12) of Tenant's Share of the Expenses for each Computation Year on or before the first day of each month of such Computation Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine monthly estimates and to review such estimates from time to time. With reasonable promptness after the expiration of each Computation Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Expense Statement"); certified by Landlord, setting forth in reasonable detail the Expenses for such Computation Year, and Tenant's Share of such Expenses. If the actual Expenses for such Computation Year exceed the estimated Expenses paid by Tenant for such Computation Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and Tenant's share of the actual Expenses within thirty (30) days after the receipt of Landlord's Expense Statement, and if the total amount paid by Tenant for any such Computation Year shall exceed the actual Expenses for such Computation Year, such excess shall be credited against the next installments of the estimated Expenses due from Tenant to Landlord hereunder. Upon the written request of Tenant, Landlord shall provide Tenant with copies of invoices or other reasonable evidence of Landlord's determination of Expenses for any Computation Year.


          4.4 If the Commencement Date shall occur on a date other than the first day of a Computation Year, Tenant's Share of Taxes and Expenses for the Computation Year in which the

Commencement Date occurs shall be determined so as to include only that portion of the Taxes and Expenses for such Computation Year that are fairly attributable to the period from and after the Commencement Date, as reasonably determined by Landlord. Similarly, if the Expiration Date shall occur on a date other than the last day of a Computation Year, Tenant's Share of Taxes and Expenses for the Computation Year in which the Expiration Data occurs shall be determined so as to include only that portion of the Taxes and Expenses for such Computation Year that are fairly attributable to the period through the Expiration Date, as reasonably determined by Landlord. Notwithstanding the foregoing, Landlord may, pending the determination of the amount of Taxes and Expenses for such partial Computation Year, furnish Tenant with statements of estimated Taxes, estimated Expenses, and Tenant's Share of each thereof for such partial Computation Year. Within fifteen (15) days after receipt of such estimated statement, Tenant shall remit to Landlord, as Additional Charges, the amount of Tenant's Share of such Taxes and Expenses. With respect to the Computation Year in which the Expiration Date occurs, if the Expiration Date shall occur on a date other than the last day of such Computation Year, Tenant shall pay Tenant's Share of the estimated Taxes and estimated Expenses for such Computation Year as provided in Sections
4.2 and 4.3 hereof, respectively, until the Expiration Date; and, notwithstanding the occurrence of the Expiration Date, after Taxes and Expenses for such Computation Year have been finally determined and Landlord's Tax Statement and Landlord's Expense Statement have been furnished to Tenant pursuant to Sections 4.2 and 4.3 hereof, respectively, (a) if there shall have been an underpayment of Tenant's Share of Taxes or Expenses for such Computation Year, Tenant shall remit the amount of such underpayment to Landlord within thirty (30) days after receipt of such statements, and (b) if there shall have been an overpayment, Landlord shall remit the amount of any such overpayment to Tenant within thirty (30) days after the issuance of such statements.


      5.        Improvement of the Premises

          5.1 Prior to the Commencement Date or any subsequent date on which any additional portion of the Premises is to be delivered to Tenant and included as part of the Premises under the terms of this Lease (an "Inclusion Date"), Landlord will perform the work and make the installations required to be made by Landlord in the portion of the Premises initially to be delivered to Tenant or to such additional portion of the Premises, as the case may be, substantially as set forth in Exhibit B attached hereto (such work and installations being herein called "Landlord's Work.). Landlord's obligation to perform Landlord's Work shall not require Landlord to incur overtime costs and expenses and shall be subject to unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of material and supplies, and due to any other cause or event beyond Landlord's reasonable control. Landlord shall, when construction progress so permits, notify Tenant in advance of the approximate date on which any such Landlord's Work will be substantially completed in accordance with Exhibit B and will notify Tenant when Landlord's Work is in fact so completed, which latter notice shall constitute delivery of possession of such portion of the Premises to Tenant. If any dispute shall arise as to whether the initial portion of the Premises or any additional portion thereof is substantially completed and ready for Tenant's occupancy, a certificate furnished by Landlord's architect certifying the date of substantial completion shall be conclusive of that fact and date and shall be binding upon Landlord and Tenant. It is understood and agreed by Tenant that any minor changes from any plans or from said Exhibit B that may be necessary during construction of any portion of the Premises shall not affect or change this Lease or invalidate same. Except for the adjustment of the Commencement Date as provided in Section
2.2 with respect to the initial portion of the Premises to be delivered to Tenant, failure of Landlord to deliver possession of any portion of the Premises within the time and in the condition provided for in this Lease will not give rise to any claim for damages by Tenant against Landlord or Landlord's contractor.


          5.2 The manner in which the Common Areas are maintained and operated and the expenditures therefor shall be at the sole discretion of Landlord provided that Landlord shall at all times maintain such Common Areas in a first-class appearance and condition. The use of such areas and facilities shall be subject to such rules and regulations, including, without limitation, the provisions of any covenants, conditions and restrictions affecting the Park, as Landlord shall make from time to time. Landlord shall not be responsible for the nonperformance of any such rules and regulations or covenants, conditions and restrictions by any other tenant or occupant of the Park.

          5.3 Landlord hereby reserves the right, at any time and from time to time, to (a) make alterations in or additions to the Park and the Common Areas, including, without limitation, constructing new buildings, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, landscaped areas and walkways, (b) close temporarily any of the Common Areas for maintenance purposes as long as reasonable access to the Premises remains available, (c) designate property outside the Park to be part of the Common Areas, (d) add additional buildings and improvements to the Park and Common Areas, (e) use the Common Areas while engaged in making alterations in or additions or repairs to the Park, and (f) change the arrangement and location of entrances or passageways, corridors, stairs, toilets and other public parts of the Building; provided, however, that Landlord shall not make changes to the parking areas of the Building E Site so as to substantially (other than on a temporary basis) reduce the number of parking spaces provided within the area of the Building E Site without the prior approval of Tenant, and provided further that Landlord shall not make alterations to the Common Areas that shall materially (other than on a temporary basis) interfere with Tenant's access to the Premises or with Tenant's business operation therein. Tenant agrees that no diminution of light, air or view by any structure that may be erected in the Park after the Lease Date shall entitle Tenant to any reduction of Rent or result in any liability of Landlord to Tenant.


          5.4 Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Park, as long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably interfere with the use of the Premises by Tenant. At Landlord's request, Tenant shall join in the execution of any of the aforementioned documents. The Building and the Park may be known by any name that Landlord may choose, which name may be changed from time to time in Landlord's sole discretion.


          5.5 Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard services or other security measures for the benefit of the Premises or the Park, and Landlord shall have no responsibility whatsoever for the protection of Tenant, its employees, suppliers, shippers, customers and invitees and the property of Tenant and of Tenant's employees, suppliers, shippers, customers and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from providing security protection for the Park or any part thereof, in which event the cost thereof shall be included within the definition of Expenses, as set forth in Section 4.1(d).


      6.  Conduct of Business by Tenant

          6.1 Tenant shall use and occupy the Premises during the Term of this Lease solely for the use specified in the Basic Lease Information and for no other use or uses without the prior written consent of Landlord, which consent shall not be unreasonably withheld so long as any such other use is a lawfully permitted use that is consistent with the character of the Park and the other tenancies therein.


          6.2 In the event that Tenant vacates the Premises or any portion thereof at any time during the Term, Tenant shall continue to be responsible therefor and shall provide and maintain at all times adequate security services to protect the Premises, and Tenant shall be responsible for any increase in insurance costs as a consequence of such vacation of the Premises by Tenant.


          6.3 Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof for any use other than the use specifically set forth in Section 6.1. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Park, or injure them, or use or allow the Premises to be used for any unlawful purpose or in violation of any conditions, covenants and restrictions affecting the Premises and/or the Park, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on, or about the Premises.


          6.4 The parking spaces to be provided to Tenant pursuant to Section
1.3 shall be used for parking only by vehicles no larger than full-sized passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles or trucks that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded or parked in areas other than those areas within the Building E Site that are designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Section 6.4, Landlord shall have the right, in addition to all other rights and remedies that it may have under this Lease, to remove or tow away the vehicle involved without prior notice to Tenant, and the cost thereof shall be paid to Landlord as Additional Charges within ten (10) days after delivery to Tenant of bills therefor.


          6.5 Tenant shall not store any property in the Common Areas without the prior written consent of Landlord. In the event that any unauthorized storage shall occur, Landlord shall have the right, in addition to all other rights and remedies that Landlord may have under this Lease, to remove the property after three (3) days' prior notice to Tenant, and the cost thereof shall be paid by Tenant to Landlord within ten (10) days after delivery to Tenant of bills therefor.


      7.  Alterations and Tenant's Property

          7.1 Tenant shall make no alterations, installations, additions or improvements whether structural or nonstructural (herein collectively called "Alterations") in or to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld; except that Landlord's prior consent shall not be required in the case of any nonstructural Alteration that does not affect or change any waste line serving the Building or any materials or waste to be deposited in any such waste line, if the total cost of such Alteration is less than $5,000, but, in any such case, Tenant must give Landlord prior written notice of such Alteration together with complete copies of the plans and specifications therefor. Tenant shall submit such information as Landlord may require, including without limitation, (i) plans and specifications for the Alterations, (ii) payment and performance bonds for any Alterations costing $10,000 or more, and (iii) evidence of builder's all-risk, comprehensive general liability, and workers compensation insurance, as well as any other insurance required by any lender or by law, in such types and amounts and from such insurers as Landlord deems satisfactory. All Alterations shall be done at Tenant's expense, at such times and in such manner as Landlord may reasonably designate, and only by such contractors or mechanics as are approved by Landlord, which approval shall not be unreasonably withheld; and all Alterations must be performed in accordance with all applicable laws, ordinances and codes pursuant to validly issued building permits, copies of which must be delivered to Landlord prior to the commencement of construction of any such Alterations. In no event shall any Alterations affect the structure of the Building or its exterior appearance.


          7.2 Except for items of Tenant's Property (as defined below), all appurtenances, fixtures, improvements, additions and other property attached to or installed in the Premises, whether by Landlord or by or on behalf of Tenant, and whether at Landlord's expense or Tenant's expense, or at the joint expense of Landlord and Tenant, shall be and remain the property of Landlord; provided, however, that if, at the time Landlord consents to the installation of any Alterations or promptly after receipt of Tenant's notice of any Alterations that are permitted to be made without Landlord's prior approval, Landlord notifies Tenant that any such Alterations must be removed by Tenant on or prior to the termination of this Lease, then Tenant, at its sole cost and expense, shall remove any such Alterations so designated by Landlord on or prior to the termination of this Lease, and Tenant shall repair any damage to the Premises resulting from such removal and shall restore such portion of the Premises to substantially the same condition existing prior to the making of any such Alterations. Any furnishings and personal property installed in the Premises that are removable without material damage to the Building or the Premises (including, without limitation, any laboratory equipment and cabinets installed by Tenant as well as Tenant's telephone and computer systems), whether the property of Tenant or leased by Tenant, are herein sometimes called "Tenant's Property." Any replacements of any property of Landlord, whether made at Tenant's expense or otherwise, shall be and remain the property of Landlord. Tenant shall not install any machines or equipment which cause vibration, noise, heat or cold that may be transmitted to the structure of the Building or any other premises therein without Landlord's prior written consent, which consent may be conditioned upon such terms as Landlord may require.


          7.3 Any of Tenant's property remaining on the Premises at the expiration of the Term shall be removed by Tenant at Tenant's cost and expense, and Tenant shall, at its cost and expense, repair any damage to the Premises caused by such removal. Any of Tenant's Property not removed from the Premises prior to the expiration of the Term shall, at Landlord's option, become the property of Landlord, or Landlord may remove such Tenant's Property, and Tenant shall pay to Landlord Landlord's cost of removal within ten (10) days after delivery of a bill therefor.


          7.4 Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Building, the Premises, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least ten (10) business days' prior notice of commencement of any construction on the Premises.


      8.  Repairs

          8.1 Except for damage caused by any negligent or intentional act or omission of Tenant or any person claiming through or under Tenant, or any of their employees, suppliers, shippers, customers or invitees, in which event Tenant shall repair the damage (except to the extent that the cost of any such repair is covered by insurance maintained by Landlord), Landlord, at Landlord's cost and expense, subject to reimbursement pursuant to Article 4 for items of ordinary repair and maintenance, shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Premises, as well as the parking lots, walkways, driveways, landscaping, fences, signs and utility installations of the Common Areas. Landlord shall not, however, be obligated to paint the exterior or interior surface of exterior walls, nor shall Landlord be required to maintain, repair or replace windows, doors, or plate glass of the Premises. Landlord shall not be liable for, and, except as provided in Article 13 hereof, there shall be no abatement of Rent with respect to, any injury to or interference with Tenant's business arising from any repair, maintenance, alteration or improvement in or to (a) any portion of the Park or the Premises, or (b) the fixtures, appurtenances and equipment therein; provided, however, that Landlord shall be liable for any damage to Tenant's Property caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors (except to the extent any such damage is covered by insurance maintained by Tenant). Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.


          8.2 Subject to the provisions of Section 8.1, Tenant, at Tenant's cost and expense, shall make all repairs and replacements as and when Landlord deems necessary to preserve in good working order and condition the Premises and every part thereof, including, without limitation, all plumbing, heating, ventilating, and air conditioning systems, electrical and lighting facilities and equipment within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceiling, windows, doors, plate glass and skylights located within the Premises. At Landlord's option, either Tenant shall procure and maintain, at Tenant's expense, a ventilating and air conditioning system maintenance contract satisfactory to Landlord, or Landlord shall procure and maintain a ventilating and air conditioning system maintenance contract. If Landlord elects to procure and maintain the ventilating and air conditioning system maintenance contract, Tenant shall pay to Landlord from time to time, within ten (10) days after delivery of a statement therefor, the cost of such contract. In either case, such contract shall provide for the regular maintenance and servicing of the ventilating and air conditioning system serving the Premises. The foregoing notwithstanding, Tenant shall not be responsible for repairs and replacements to the Premises to the extent that the same are necessitated by or arise as a consequence of (a) the acts or omissions of Landlord, (b) any defect in the construction of the Building or the installation of any tenant improvements in the Premises installed by Landlord (as opposed to defects in the design of such tenant improvements, which shall be the responsibility of Tenant), (c) the noncompliance of the Building with any laws or covenants, conditions and restrictions or underwriters requirements applicable thereto as of the Lease Date, (d) acts or conditions for which Landlord receives reimbursement from any third party, or (e) any casualty to the extent that the same is covered by insurance maintained by Landlord.



          8.3 All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed (a) at Tenant's cost and expense and at such time and in such manner as Landlord may designate, (b) by contractors or mechanics approved by Landlord, (c) so that same shall be at least equal in quality, value, and utility to the original work or installation, and (d) in accordance with the rules and regulations for the Park adopted by Landlord from time to time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises and the Park.


      9.  Liens

          9.1 Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligation incurred by or for Tenant or any person or entity claiming through or under Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause such lien to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant with interest at the Default Rate from the date of payment and shall be due and payable to Landlord by Tenant on demand.


      10. Compliance with Laws and Insurance Requirements

          10.1 Tenant, at Tenant's cost and expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with all directions, pursuant to law, of all public officers, that shall impose any duty upon Landlord or Tenant with respect to the Premises or the use or occupancy thereof, except that Tenant shall not be required to make any structural Alterations in order to comply unless such Alterations shall be necessitated or occasioned, as a whole or in part, by the act, omission or negligence of Tenant or any person claiming through or under Tenant, or any of their employees, suppliers, shippers, customers or invitees, or by the use or occupancy or manner of use or occupancy of the Premises by Tenant or any such person. Any work or installation made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to the provisions of this
Article 10 shall be made in conformity with, and subject to the provisions of,
Section 8.3. The foregoing notwithstanding, Landlord shall be responsible for the correction of any noncompliance of the Building with any laws or covenants, conditions and restrictions or underwriters requirements applicable thereto as of the Lease Date; and Tenant shall have no responsibility with respect thereto.


          10.2 Tenant shall not do anything, or permit anything to be done, in or about the Premises that shall (a) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Premises, or the Park or any property located therein, (b) result in a refusal by fire insurance companies of good standing to insure the Premises or the Park or any such property in amounts reasonably satisfactory to Landlord, (c) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in or about the Premises, (d) cause any increase in the fire insurance rates applicable to the Premises or property located therein at the beginning of the Term or at any time thereafter, or (e) be in violation of any certificate of occupancy or use permit for the Premises. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations and requirements of the American Insurance Association (formerly the National Board of Fire underwriters) and of any similar body that shall hereafter perform the function of such Association.


      11. Subordination

          11.1 Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, Tenant agrees that this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Premises or the Park or both, and (b) the lien of any mortgage or deed of trust that may now exist or hereafter be executed in any amount for which the Building, the Park, any ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security; provided that, so long as Tenant is not then in default hereunder, the mortgagees or beneficiaries named in said mortgages or deeds of trust and any ground or underlying lessor under such ground or underlying leases shall agree to recognize the rights and interest of

Tenant under this Lease in the event of foreclosure of any such mortgage or deed of trust or termination of any ground or underlying lease. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated to this Lease any such ground leases or underlying leases or any such liens. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination to this Lease of any ground lease, underlying lease or lien, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust, provided that such documents acknowledge the rights of Tenant under this Section 11.1.


      12.        Inability to Perform; Right to Cure

          12.1 If, for any reason beyond the reasonable control of Landlord, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or of any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, repairs, alterations, additions or improvements, whether required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, as a whole or in part, or entitle Tenant to any abatement or diminution of Rent or Additional Charges, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or by reason of injury to or interruption of Tenants business, or otherwise. Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.


          12.2 Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to landlord specifying the nature of Landlord's failure to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter shall prosecute the same to completion. Notwithstanding the foregoing, however, so long as Tenant promptly notifies Landlord of any condition affecting the Building that Tenant becomes aware of that Landlord is obligated to repair, if Landlord is required to perform any obligation hereunder and such obligation arises in the context of an emergency that materially interferes with Tenant's ability to conduct its business operations in the Premises, Landlord shall commence the performance of such obligation as soon as reasonably possible under the circumstances and shall diligently pursue the performance of such obligation to completion; and if Landlord fails to act with reasonable promptness under the circumstances, Tenant shall have the right after notice to Landlord that is reasonable under the circumstances, to take reasonable steps to abate such emergency and Landlord shall reimburse Tenant for any costs and expenses reasonable incurred by Tenant in connection therewith within twenty (20) days after receipt of satisfactory evidence of such costs and expenses so incurred by Tenant (but in no event shall Tenant have any right to withhold any Rent or Additional Charges hereunder or to offset any such costs and expenses against the Rent and/or Additional Charges owing hereunder). All rights to cure provided to Landlord under this Section 12.2 shall also be accorded to any mortgagee or beneficiary under a deed of trust encumbering the Premises, and, if Tenant shall have been notified of the name and address of any such mortgagee or beneficiary, Tenant shall send a copy of any notice of default by Landlord to any such mortgagee or beneficiary and no such notice of default shall be effective against Landlord unless and until a copy of the same is sent to any such mortgagee or beneficiary. Landlord shall not be liable for any injury or damage to persons or property resulting from loss, theft, fire, explosion, falling plaster, cessation or variation or shortage or interruption of services or utilities, steam, gas, electricity, earthquake, acts of God, rain or water or dampness from any source or any other cause whatsoever; except, however, to the extent that such injury or damage is caused by the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, and then only to the extent such injury or damage is not covered by any insurance required to be maintained by Tenant hereunder; and in the event that Landlord is so liable to Tenant hereunder, Landlord shall be liable for the reasonably foreseeable expense incurred by Tenant as a consequence of the negligence or willful misconduct giving rise to such liability and then only to the extent of such negligence or willful misconduct of Landlord, or Landlord's agents, employees or contractors (and not to the extent of the negligence or willful misconduct of any third party). Notwithstanding the foregoing, however, in no event shall Landlord be liable for damages by reason of loss of profits, business interruptions or other consequential damages.


      13. Destruction

          13.1 If the Premises shall be damaged by fire or other casualty insured against by Landlord's fire and extended coverage insurance policy covering the Building, and if Tenant shall give prompt notice to Landlord of such damage, Landlord, at Landlord's expense, shall repair such damage and restore the Premises (including any tenant improvements installed by Landlord) to substantially the condition it was in prior to such fire or casualty; provided, however, that Landlord shall have no obligation to repair any damage to or to replace Tenant's Property, Alterations or any other property or effects of Tenant. Except as otherwise provided in this Article 13, if the entire Premises shall be rendered untenantable by reason of any such damage, Rent and Additional Charges shall abate for the period from the date of such damage to the date when such damage to the Premises shall have been repaired, and if only a part of the Premises shall be rendered untenantable, Rent and Additional Charges shall be equitably abated for such period taking into account the nature of the portions of the Premises that are rendered untenantable; provided, however, if, prior to the date when all of such damage shall have been repaired, any part of the Premises so damaged shall be rendered tenantable or shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, then the amount by which Rent and Additional Charges shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired.


          13.2 Notwithstanding the provisions of Section 13.1, if, prior to or during the Term, the Building or the Premises shall be so damaged by fire or other casualty that, in Landlord's reasonable judgment, such damage cannot be repaired within ninety (90) days, if such damage occurs more than eighteen (18) months prior to the Expiration Date, or within sixty (60) days, if such damage occurs less than eighteen (18) months prior to the Expiration Date, then Landlord, at Landlord's option, may give to Tenant, within thirty (30) days after such fire or other casualty, thirty (30) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall terminate upon the expiration of such thirty (30) days with the same effect as if the date of expiration of such thirty (30) days were the Expiration Date; and Rent and Additional Charges shall be apportioned as of such date and any prepaid portion of Rent or Additional Charges for any period after such date shall be refunded by Landlord to Tenant. Further, if the Premises shall be so damaged by fire or other casualty that, in Landlord's reasonable judgment, such damage cannot be repaired within 180 days if such damage occurs more than eighteen (18) months prior to the Expiration Date, or within ninety (90) days, if such damage occurs less than eighteen (18) months prior to the Expiration Date, then Tenant, at Tenant's option, may give to Landlord, within fifteen (15) days after receipt of Landlord's notice stating the period of time that will be required, in Landlord's opinion, to repair the Premises, thirty (30) days' notice of termination of the Lease and, in the event such notice is given, this Lease and the Term shall terminate as provided hereinabove. If any party having the right to terminate this Lease as provided hereinabove elects not to so exercise such right, Landlord shall proceed to repair the Premises as provided in this Article 13, and this Lease shall remain in full force and effect.


          13.3 Notwithstanding anything contained in this Article 13 to the contrary, in no event shall Landlord be required to spend for any repair, replacement or reconstruction of the Premises an amount greater than the insurance proceeds actually received by Landlord as a result of the fire or other casualty causing such loss, damage or destruction.


          13.4 Notwithstanding anything set forth herein to the contrary, Landlord waives any and all rights of recovery against Tenant for or arising out of damage to or destruction of any portion of the Premises or the Building from causes then included under standard fire and extended coverage insurance policies or endorsements, whether or not such damage or destruction shall have been caused by the negligence of Tenant, its agents, contractors, employees, subtenants, licensees, invitees or visitors, but only to the extent that Landlord's insurance policies then in force permit such waiver; and Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant from causes then included under the insurance policies and endorsements required to be maintained by Tenant hereunder, whether or not such damage or destruction shall have been caused by the negligence of Landlord, its agents, contractors, employees, licensees, invitees or -visitors, but only to the extent that Tenant's insurance policies then in force permit such waiver. Landlord and Tenant hereby represent that their present insurance policies now in force permit such waiver. If at any time during the term of this Lease either party shall give no less than ten (10) days' prior notice to the other certifying that any insurance carrier which shall have issued any such policy covering any of the property above mentioned shall refuse to consent to the aforesaid waiver of subrogation, or such carrier shall revoke a consent previously given or shall cancel or threaten to cancel any policy previously issued and then in force and effect, because of such waiver of subrogation, then, in any of such events, the waiver set forth herein shall thereupon be of no further force or effect as to the loss, damage or destruction covered by such policy; but in any such event, the party receiving such notice shall have the right to identify an alternative insurance carrier willing to consent to such waiver and, if such alternate insurance carrier is reasonably acceptable to the party maintaining such insurance, such party shall obtain such insurance from such alternate insurer. The cost of obtaining any such waiver shall be deemed a cost of such policy. Landlord and Tenant each shall indemnify the other against any loss or expense, including reasonable attorneys' fees and costs, resulting from the failure to obtain any such waiver, provided the same is available.


          13.5 Except to the extent expressly provided in Section 13.4, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to its insurance carriers that Tenant may have under law or under the provisions of this Lease in connection with any damage to the Premises or the Building by fire or other casualty.


          13.6 Notwithstanding the provisions of Section 13.1, if any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their employees, suppliers, shippers, customers or invitees, then there shall be no abatement of Rent or Additional Charges by reason of such damage, except to the extent that Landlord is reimbursed for such abatement of Rent or Additional Charges pursuant to a rental insurance policy, which policy shall be maintained by Landlord covering not less than six (6) months' rental payments owing hereunder and the cost of which shall be included in Expenses under Section 4.1(d) above.


          13.7 The provisions of this Lease, including this Article 13, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Park, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar statute or regulation, now or hereafter in effect, shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises, the Building or any other portion of the Park.


          13.8 Landlord shall obtain and keep in force during the Term of this Lease a current policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof (exclusive of any Alterations and Tenant's Property) providing protection against all perils included within the standard policy of fire and extended coverage casualty insurance, as well as rent loss insurance in favor of Landlord insuring Landlord against any loss of rental from damage or destruction of the Premises covered by such casualty policy for a period of at least six (6) months from the date of such damage or destruction. Landlord may also obtain (but shall not be obligated to do so) such other insurance as may be required by the holder(s) of a mortgage or deed of trust on the Premises or by prudent property management practices.


      14. Eminent Domain

          14.1 If all or substantially all of the Premises is condemned or taken in any manner for public or quasi-public use, including but not limited to a conveyance or assignment in lieu of a condemnation or taking, this Lease shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or other taking. If less than all or substantially all of the Premises is so condemned or taken, this Lease shall automatically terminate only as to the portion of the Premises so taken as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or taking. If such portion of the Building or Park is condemned or otherwise taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or taking, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which said vesting or dispossession will occur.


          14.2 Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in, or to require Tenant to assign to Landlord, any award made to Tenant specifically for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, or the interruption of or damage to Tenant's business if such award is made separately to Tenant and not as part of the damages recoverable by Landlord.


          14.3 In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises pursuant to
Section 14.1, the Rent and Additional Charges shall be equitably abated taking into account the nature of the portions of the Premises so taken.


          14.4 If all or any portion of the Premises is condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms, conditions and covenants of this Lease. Tenant shall be entitled to receive the entire award made in connection with any such temporary condemnation or other taking.


          14.5 Landlord may, without any obligation to Tenant, agree to sell and/or convey to the condemnor the Premises or any portion thereof sought by the condemnor, free from this Lease and the rights of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment.


          14.6 In the event that any of the parking spaces allocated to Tenant hereunder shall be taken, Landlord shall provide alternate parking spaces for Tenant within the Park or in the vicinity thereof.


      15. Assignment and Subletting

          15.1 Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively, "Assignment"), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises (collectively, "Sublease") or any portion thereof without Landlord's prior written consent in each instance, which consent, subject to the provisions of Section 15.3 and 15.4 below, shall not be unreasonably withheld.


          15.2 If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord of its desire to do so, which notice shall contain
(a) the name of the proposed assignee, subtenant or occupant, (b) the nature of the proposed assignee's, subtenants or occupant's business to be carried on in the Premises, (c) the terms and provisions of the proposed Assignment or Sublease, and (d) such financial information as Landlord may reasonably request concerning the proposed assignee, subtenant or occupant. Tenant shall reimburse Landlord for Landlord's reasonable counsel fees incurred in connection with the processing and documentation of any requested Assignment of this Lease or Sublease of the Premises.


          15.3 At any time within twenty (20) days after Landlord's receipt of the notice specified in Section 15.2, Landlord may by written notice to Tenant elect to (a) terminate this Lease as to the portion (including all) of the Premises that is specified in Tenant's notice, with a proportionate abatement in the Rent taking into account the nature of the portion of the Premises as to which this Lease is terminated and a similar proportionate reduction in parking,
(b) consent to the Sublease or Assignment, or (c) disapprove the Sublease or Assignment. In the event Landlord elects the option set forth in subsection (a) above, with respect to a portion of the Premises, Tenant shall at all times provide reasonable and appropriate access to such portion of the Premises and use of any common facilities, and Landlord shall have the right to use such portion of the`Premises for any legal purpose in its sole discretion. If Landlord consents to the Sublease or Assignment within said twenty (20) day period, Tenant may thereafter within ninety (90) days after Landlord's consent, but not later than the expiration of said ninety (90) days, enter into such Assignment or Sublease of the Premises or portion thereof, but only upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Section 15.2. In the event of any such Assignment or Sublease, seventy-five percent (75%) of any rent or other consideration received or to be received by or on behalf of Tenant as a result of such assignment or subletting in excess of the Rent and Additional Charges which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease), shall be payable to Landlord as additional rent under this Lease without affecting or reducing any other obligation of Tenant hereunder; provided, however, that Tenant shall first be entitled to recoup from any such excess rent the reasonable cost of such subletting or assignment incurred by Tenant for broker's commission, attorneys' fees and the cost of any tenant improvements required to be constructed by Tenant.


          15.4 If Tenant complies with the provisions of paragraph 15.2 above, and Landlord does not exercise its option set forth in subsection (a) of Section
15.3 above, Landlord's consent to a proposed Assignment or Sublease shall not be unreasonably withheld. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an Assignment or Subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:


            (a) in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or sublessee would be in violation of
            Article 6 of this Lease;


            (b) in Landlord's reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms;


            (c) in Landlord's reasonable Judgment, the proposed assignee or sublessee does not have a good reputation or record as a tenant of property;


            (d) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant;


            (e) the use of the Premises by the proposed assignee or subtenant will violate any applicable law, ordinance or regulation, or any use permit issued for the use and occupancy of the Premises; or

            (f) the proposed assignee or subtenant is a person with whom Landlord is actively negotiating to lease space in the Park.


          15.5 No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant of the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Article 15 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Rent or Additional Charges by Landlord from a proposed assignee or sublessee shall not constitute the consent by Landlord to such Assignment or Sublease.


          15.6 Any sale or other transfer, including transfer by consolidation, merger or reorganization, of a majority of the voting stock of Tenant in any single transaction or series of related transactions, if Tenant is a corporation, or any sale or other transfer of a majority of the partnership interests in Tenant, if Tenant is a partnership, shall be an Assignment for purposes of this Article 15. As used in this Section 15.6, the term "Tenant" shall also mean any entity that has guaranteed Tenant's obligations under this Lease, and the prohibition hereof shall be applicable to any sales or transfers of the stock or partnership interests of said guarantor. Notwithstanding the foregoing, any of the following with respect to the original Tenant hereunder shall not be deemed an Assignment of this Lease or a Sublease hereunder, and shall not require the prior consent of Landlord: (i) any assignment or sublease to any wholly-owned subsidiary of Tenant or to any entity wholly-owned by any entity that owns a majority of the voting stock of Tenant, or (ii) the transfer of a majority of the voting stock of Tenant to a corporation resulting from any merger, consolidation or non-bankruptcy reorganization of Tenant or from any governmental action or by virtue of the sale of the voting stock of Tenant on a public stock exchange, or (iii) any transfer of this Lease to an entity which acquires all or substantially all the assets as a going concern of the business of Tenant, so long as in each of the foregoing cases the transferee of the Lease or any portion of the Premises, as the case may be, has a net worth equal to or greater than the net worth of Tenant as set forth on the regularly prepared financial statement of Tenant for the closest 12-month financial reporting period of Tenant prior to the Lease Date; but in any of the foregoing cases, Tenant shall notify Landlord not less than twenty (20) days in advance thereof.


          15.7 Each assignee, sublessee, or other transferee, other than Landlord, shall assume, as provided in this Section 15.7, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term; provided, however, that the assignee, sublessee, or other transferee shall be liable to Landlord for rent only in the amount set forth in the Assignment or Sublease. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Section 15.7, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.


      16. Utilities

          16.1 Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied for the Premises (including the Building E Site), including all costs related to the delivery and repair of the same, and for trash disposal service for the Premises, which shall be arranged and paid for by Tenant. Landlord makes no representation with respect to the adequacy or fitness of the air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any equipment of Tenant other than normal fractional horsepower office equipment, and Landlord shall have no liability for loss or damage in connection therewith.


          16.2 In the event any governmental entity promulgates or revises any statute, ordinance or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Park or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease, or in the event Landlord is required or elects to make alterations to the Building or any other part of the Park in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its sole discretion, require Tenant to comply with such mandatory or voluntary controls or guidelines or Landlord may, in its sole discretion, make such alterations to the Building or any other part of the Park related thereto. All costs incurred by Landlord in connection with such laws, ordinances, guidelines or controls, including alterations to the Building or other portions of the Park, shall be an Expense and assessed to the tenants of the

Park. Such compliance and the making of such alterations shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Rent and Additional Charges reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant.


      17. Default

          17.1 The failure of Tenant to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon the expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of three (3) days from the date of written notice from Landlord within which to cure any default in the payment of Rent or Additional Charges; provided, however, that the obligation of Tenant to pay a late charge pursuant to Section 3.4 or interest pursuant to Section 3.5 shall commence as of the dates set forth in said Sections. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that with respect to any default other than the payment of Rent or Additional Charges that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within ten (10) days from Landlord's notice and continues to prosecute diligently the curing thereof to completion within a reasonable time.


          17.2 Upon the occurrence of a default by Tenant that is not cured by Tenant within the grace periods specified in Section 17.1 hereof, Landlord shall have the following rights and remedies in addition to all other rights and remedies available to Landlord at law or in equity:


            (a) The rights and remedies provided by California Civil Code
            Section 1951.4 to recover from Tenant upon termination of the Lease:


                  (i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination;


                  (ii) the worth at the time of aware of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;


                  (iii) subject to Subdivision (c) of California Civil Code
                  Section 1951.2, the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of rental loss that tenant proves could be reasonably avoided; and


                  (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth" at the time of award of the amounts referred to in clauses (i) and (ii) of this Section 17.2(a) shall be computed by allowing interest at the Prime Rate. The worth at the time of the award of the amount referred to in clause (iii) of this
                  Section 17.2(a) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.


            (b) The rights and remedies provided by California Civil Code
            Section 1951.4, which allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Rent and Additional Charges as they become due, for as long as Landlord does not terminate Tenant's right to possession; provided, however, if Landlord elects to exercise its remedies described in this subsection (b) and Landlord does not terminate this Lease, and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises at such time as Tenant is in default,

         Landlord shall not unreasonably withhold its consent to such assignment or sublease. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under the Lease shall not constitute a termination of Tenant's right to possession.


         (c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

         (d) The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable California law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations in and repairs to the Premises. Upon each such subletting, (i) Tenant shall be immediately liable for payment to Landlord of, in addition to Rent and Additional Charges due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the Rent and Additional Charges for the period of such subletting (to the extent such period does not exceed the Term) exceed the amount to be paid as Rent and Additional Charges for the Premises for such period, or (ii) at the option of Landlord, rents received from such subletting shall be applied, first, to payment of any indebtedness other than Rent and Additional Charges due hereunder from Tenant to Landlord; second, to payment of any costs of such subletting and of such alterations and repairs; third, to payment of Rent and Additional Charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent and Additional Charges as the same become due hereunder. If Tenant has been credited with any rent to be received by such subletting under clause (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under clause (ii) during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this Section 17.2(d), Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.


         (e) The right to have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to
         Section 17.2(d).


      18. Insolvency or Bankruptcy

          18.1 The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action voluntarily taken by or instituted against Tenant under any insolvency, bankruptcy, reorganization, moratorium or other debtor relief act or statute, whether now existing or hereafter amended or enacted, or if Tenant shall admit in writing its inability to pay its debts or shall generally not be paying its debts as they mature, shall at Landlord's option constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

      19. Fees and Expenses; Indemnity

          19.1 If Tenant shall default in the performance of its obligations under this Lease, Landlord, at any time thereafter and without notice, may remedy such default for Tenant's account and at Tenant's expense, without thereby waiving any other right or remedies of Landlord with respect to such default.


          19.2 Tenant agrees to indemnify Landlord against and save Landlord harmless from any and all loss, cost, liability, damage and expense, including, without limitation, penalties, fines and counsel fees, incurred in connection with or arising from any cause whatsoever (except, however, to the extent caused by the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors or by any default by Landlord hereunder) in, on or about the Premises, including, without limiting the generality of the foregoing,
(a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming through or under Tenant, (c) the condition of the Premises (other than those portions of the Premises required to be maintained by Landlord) or any occurrence or happening on the Premises from any cause whatsoever, or (d) any act, omission or negligence of Tenant or any person claiming through or under Tenant, or of the employees, suppliers, shippers, customers or invitees of Tenant or any such person, in, on or about the Premises or the Park, whether prior to, during, or after the expiration of the Term including, without limitation, any act, omission or negligence in the making or performing of any Alterations. Tenant further agrees to indemnify Landlord, Landlord's agents, and the lessor or lessors under all ground or underlying leases, against and hold them harmless from any and all loss, cost, liability, damage and expense including, without limitation, counsel fees, incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission or negligence referred to in the preceding sentence.


          19.3 Landlord shall not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Park or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or for any damage to or loss of property within the Premises from any causes whatsoever, including theft, except to the extent that such loss or damage is caused by the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors or by any default by Landlord hereunder, and then only to the extent that such loss or damage is not covered by Tenant's insurance, but in no event shall Landlord be liable for any consequential damages whatsoever.


          19.4 Except where a longer or shorter period is specifically provided for in this Lease for a particular expenditure, Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of bills or statements therefor: (a) sums equal to all expenditures made and monetary obligations incurred by Landlord including, without limitation, expenditures made and obligations incurred for reasonable counsel fees, in connection with the remedying by Landlord for Tenant's account pursuant to the provisions of Section 19.1; (b) sums equal to all losses, costs, liabilities, damages and expenses referred to in Section 19.2; and (c) sums equal to all expenditures made and monetary obligations incurred by Landlord, including, without limitation, expenditures made and obligations incurred for reasonable counsel fees, in collecting or attempting to collect the Rent, any Additional Charges or any other sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law. Tenant's obligations under this Section 19.4 shall survive the expiration or sooner termination of the Term.


      20. Access to Premises

          20.1 Landlord reserves and shall at all times have the right to enter the Premises at all reasonable times and upon reasonable prior notice (except in an emergency) under the circumstances, which notice need not be written, to inspect same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of the Park, without abatement of Rent or Additional Charges, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performance, provided that the entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably and in the course of any such entry upon the Premises Landlord shall comply with Tenant's reasonable security procedures. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby (except for any damage to Tenant's Property caused by the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, and then only to the extent that such damage is not covered by Tenant's insurance). For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.


      21.        Notices

          21.1 Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by registered or certified mail or prepaid overnight courier, or delivered personally, (a) to Tenant (i) at Tenant's address set forth in the Basic Lease Information, if sent prior to Tenant's taking possession of the Premises, or (ii) at the Premises if sent subsequent to Tenant's taking possession of the Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if sent subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, or (b) to Landlord at Landlord's address set forth in the Basic Lease Information, or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 21.1. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given upon receipt thereof (or refusal to accept delivery) if sent by registered or certified mail or prepaid overnight courier, or upon the date personal delivery is made (or attempted to be made, if Tenant refuses to accept such delivery). If Tenant is notified of the identity and address of Landlord's mortgagee or beneficiary under a deed of trust, or ground or underlying lessor, Tenant shall give to such mortgagee, beneficiary or ground or underlying lessor notice of any default by Landlord under the terms of this Lease in writing sent by registered or certified mail or prepaid overnight courier, and such mortgagee, beneficiary or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to any termination of this Lease by Tenant.


      22.         No Waiver; No Oral Modification

          22.1 No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Rent or Additional Charges during the continuance of any such breach, and no acceptance of the keys to or possession of the Premises prior to the termination of the Term by any employee of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Rent and Additional Charges then due under this Lease shall be deemed to be other than on account of the first items of such Rent and Additional Charges then accruing or becoming due, unless Landlord elects otherwise; and no endorsement or statement on any check, no letter accompanying any check or other payment of Rent or Additional Charges in any such lesser amount and no acceptance of any such check or other such payment by Landlord shall constitute an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or Additional Charges or to pursue any other legal remedy.

          22.2 Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

          22.3 The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interests in the Park and under this Lease, and no third parties, including, without limitation, tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder.


      23.        Tenant's Certificates

          23.1 Tenant, at any time and from time to time upon not less than ten
(10) business days prior written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any prospective purchaser, ground or underlying lessor, beneficiary under a deed of trust or mortgagee of any part of the Park, a certificate of Tenant stating: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the premises and specifying the reasons therefor, (b) the Commencement and Expiration Dates of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (e) whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Rent and Additional Charges and other charges under this Lease have been paid, and (g) any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this Section
23.1 may be relied upon by Landlord and any prospective purchaser, ground or underlying lessor, beneficiary or mortgagee of any part of the Park.


      24.        Tax on Tenant's Personal Property

          24.1 At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon and written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment. The portion of real estate taxes payable by Tenant pursuant to this Section 24.1 and by other tenants of the Park pursuant to similar provisions in their leases shall be excluded from Taxes for purposes of computing the Additional Charges to be paid pursuant to Article 4.


      25.        Security Deposit

          25.1 By execution of this Lease, Landlord acknowledges receipt of Tenant's Security Deposit for the faithful performance of all terms, covenants and conditions of this Lease. Tenant agrees that Landlord may, without waiving any of Landlord's other rights and remedies under this Lease upon the occurrence of any of the events of default described in Article 17, apply the Security Deposit to remedy any failure by Tenant to pay any Rent, Additional Charges or other sum owing hereunder, to repair or maintain the Premises or to perform any other terms, covenants or conditions contained herein. If Tenant has kept and performed all terms, covenants and conditions of this Lease during the Term, Landlord will within thirty (30) days following the termination hereof return said sum to Tenant or the last permitted assignee of Tenant's interest hereunder at the expiration of the Term. Should Landlord use any portion of the Security Deposit to cure any default by Tenant hereunder, Tenant shall replace the Security Deposit to the original amount within ten (10) days after notice. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit. Upon any sale or transfer of its interest in the Building, Landlord may transfer the Security Deposit to its successor in interest and thereupon Landlord shall be released from any liability or obligation with respect thereto.


      26.         Authority

          26.1 If Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is 'qualified to do business in California, that Tenant has full right and authority to enter into this Lease, and that each and every person signing on behalf of Tenant is authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence satisfactory to Landlord confirming the foregoing covenants and warranties.


      27.        Broker

          27.1 Tenant represents and warrants that the broker specified in the Basic Lease Information was the sole broker who negotiated and brought about the consummation of this Lease, and that no discussions or negotiations were had with any other broker concerning the leasing of the Premises. Based on the foregoing representation and warranty, Landlord has agreed to pay any and all commission or compensation due to said broker in connection with the consummation of this Lease. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless from any claims for brokerage commissions arising out of any discussions or negotiations allegedly had by Tenant with any other broker.


      28.         Liability of Landlord

          28.1 The liability of Landlord hereunder or in connection with the Premises shall be limited to its interest in the Building, and in no event shall any other assets of Landlord or any constituent partner of Landlord be subject to any claim arising out of or in connection with the Lease.


      29.         Attorneys' Fees

          29.1 In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the basis of the dispute shall be settled by judicial proceeding and the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including without limitation, court costs and attorneys' fees.


      30.         Surrender and Holding Over

          30.1 Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in the condition in which they are required to be kept as provided in Article 8, ordinary wear and tear and the provisions of Article 13 excepted.


          30.2 Any holding over after the expiration of the Term with the consent of Landlord shall be construed to be a tenancy from month to month at one hundred fifty percent (150%) of the Rent herein specified (prorated on a monthly basis), unless Landlord shall specify a different rent in its sole discretion, together with an amount estimated by Landlord for the monthly Additional Charges payable under this Lease, and shall otherwise be on the terms and conditions herein specified as far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and shall entitle Landlord to reenter the Premises as provided in Article 17 hereof.

      31.         Quiet Enjoyment

          31.2 Upon Tenant's paying the Rent and Additional Charges and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease and to any mortgages, deeds of trust or ground or underlying leases referred to in Article 11.


      32.         Tenant's Insurance

          32.1 Tenant shall carry at its expense and maintain in force during the Term the following insurance:


            (a) Comprehensive General Liability Insurance (including protective liability coverage on operations of independent contractors engaged in construction and also blanket contractual liability insurance) on an "occurrence" basis for the benefit of Tenant and Landlord as named insured against claims for "personal injury" liability, including, without limitation, bodily injury, death or property damage liability. Until such time as Tenant has commenced its manufacturing operations in the Premises, the limit under such liability insurance shall be not less than One Million Dollars ($1,000,000) in the event of "personal injury" to any number of persons or of damage to property arising out of any one "occurrence;" and from and after the date Tenant commences any manufacturing operations in the Premises, the limit under such liability insurance shall be increased to not less than Three Million Dollars ($3,000,000) per such occurrence. Such insurance may be furnished under a "primary" policy and an "umbrella" policy, provided that it is primary insurance and not excess over or contributory with any insurance in force for Landlord, and such insurance policy shall contain a cross-liability endorsement. The required liability limit of such insurance may be reasonably increased by Landlord from time to time by giving written notice to Tenant of such adjustment in the required liability limit.


            (b) Insurance against loss or damage by fire and such other risks and hazards as are insurable under present and future standard "all risk" forms of fire and extended coverage insurance policies with vandalism and malicious mischief endorsements, to the personal property, furniture, furnishings and fixtures belonging to Tenant located in the Premises for not less than 100% of the actual replacement value thereof.


            (c) Full coverage plate glass insurance covering all plate and crystal glass situated in the Premises (provided, however, that Tenant, but not any assignee or sublessee, may elect to self-insure against breakage or damage to plate and crystal glass in the Premises, and in such case, Tenant shall notify Landlord of such election in writing).


          32.2 All such insurance shall name Landlord as additional insured, shall be effected under policies issued by insurers qualified and admitted to do business in the State of California and having a Best's rating of not less than A:X, shall be for amounts approved by Landlord and shall provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage.

          32.3 Tenant shall deliver certificates of such insurance to Landlord on or before the Commencement Date, and thereafter at least ten (10) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance, or to deliver such certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges within ten (10) days after delivery to Tenant of bills therefor. Upon Landlord's request therefor, Tenant shall deliver to Landlord a copy of any such insurance policy required to be maintained by Tenant hereunder. Nothing contained in this Article 32 shall in any way limit the extent of Tenant's liability under any of the other provisions of this Lease.

      33.         Short Form of Lease

          33.1 Tenant agrees to execute, deliver and acknowledge, at the request of Landlord, a short form of this Lease satisfactory to counsel for Landlord, and Landlord may in its sole discretion record this Lease or such short form in the County where the Premises are located. Tenant shall not record this Lease, or a short form of this Lease, without Landlord's prior written consent.


      34.         Hazardous Materials

          34.1 For purposes of this Lease, the term "Hazardous Material" means any hazardous, toxic or radioactive substance or material the storage, use, generation or disposal of which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," hazardous substance," or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos,
(vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (vii) designated as a "hazardous substance" pursuant to
Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317),
(ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recover Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C.
Section 6903), or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), or (xi) listed or defined as "hazardous waste," or "hazardous substance," or "toxic substance," or other similar designation by any regulatory scheme of the State of California or the United States Government.


          34.2 If, as a necessary component of Tenant's conduct of its business on the Premises, Tenant intends to store, use, generate or dispose of any Hazardous Materials on the Premises, Tenant shall notify Landlord, in writing at least thirty (30) days prior to their first appearance on the Premises, of Tenant's proposed activity and the specific Hazardous Materials to be stored, used, generated or disposed of on the Premises. Tenant shall not store, use, generate or dispose of any Hazardous Materials on the Premises other than as a necessary component of Tenant's conduct of its business on the Premises. Tenant, at its sole cost, shall comply with all laws and regulations relating to the storage, use, generation and disposal of Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord, and Landlord's successors, assigns and agents, harmless from and against all claims, demands, damages, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with the storage, use, generation or disposal of Hazardous Materials by Tenant, its agents, employees, or contractors.


          34.3 If the presence of Hazardous Materials on the Premises and/or Park caused or permitted by Tenant, its agents, employees, contractors or subtenants results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established by any governmental agency having jurisdiction over such contamination, or if any investigation of conditions or any clean up, remedial removal or restoration work is required by any federal, state or local governmental agency or political subdivision ("Governmental Agency") because of the level of Hazardous Material in the soil or ground water or on the Premises or the Park caused or permitted by Tenant, its agents, employees, contractors, or subtenants, then Tenant shall promptly, and at its sole cost and expense, take any and all action as required by any applicable Governmental Agency concerning the investigation or clean-up of such Hazardous Materials caused or permitted by Tenant, its agents, employees, contractors or subtenants. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and Landlord's successors, assigns and agents harmless from and against, all claims, demands, damages, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any removal, clean-up and restoration work and materials required hereunder to return the Premises and the Park and any other property to substantially their condition existing prior to the introduction of any Hazardous Materials in the Premises or the Park caused or permitted by Tenant, its agents, employees, contractors or subtenants, but in any event to a condition deemed satisfactory by any Governmental Agency exercising jurisdiction with respect thereto. Tenant's obligations under this
Article 34 shall survive the termination of this Lease; provided, however, that Tenant shall have the right prior to the termination of this Lease to request that the Building E Site and the Park be tested to determine whether or not there exist any Hazardous Materials caused or permitted by Tenant, its agents, employees, contractors or subtenants. In the event Tenant so requests that such testing be undertaken, Landlord and Tenant shall select a mutually acceptable independent certified pollution control engineer who shall determine the appropriate testing methodology and procedures and the extent and timing of such testing, in order to make the foregoing determination based upon then current standards of good engineering practice given the nature of Tenant's use of the Premises. Such testing shall be performed at Tenant's sole cost and expense, and Landlord may require that Tenant deposit with Landlord in advance the full amount of the cost of any such testing. If on the basis of such testing, it can be determined to Landlord's satisfaction, in Landlord's good faith judgment, that no such contamination has occurred for which Tenant is responsible hereunder, Landlord shall so indicate in writing to Tenant and thereafter Tenant shall have no further obligations under this Article 34.


          34.4 Notwithstanding anything contained in this Article 34 to the contrary, Tenant shall have no obligation to clean up, to comply with any law regarding, or to indemnify, defend or hold Landlord harmless with respect to, any Hazardous Materials which were not stored, used, generated or disposed of within the Park by Tenant or its agents, employees, contractors, or subtenants.


          34.5 Landlord hereby represents and warrants to Tenant that, as of the Lease Date, Landlord is not aware of any violation within the boundaries of the Park of any local, state or federal law regulating the use, storage, transportation or disposal of Hazardous Materials ("Hazardous Materials Laws"). Tenant hereby acknowledges that Landlord has disclosed to Tenant the fact that the Park has been built upon a former landfill site and that methane gas is known to form in the ground beneath the Park. As a consequence of the foregoing, the Building and other buildings in the Park were required by applicable governmental authorities to be constructed, and have been constructed, with methane barriers. Further, in order to monitor the presence of Hazardous Materials that may exist in the groundwater passing through the site of the Park, Landlord was required by applicable governmental authorities to install and maintain, and has installed and does maintain, five (5) groundwater monitoring wells in the vicinity of the Building; and the cost of maintenance of such monitoring wells after the Commencement Date of the Lease shall be an item of "Expenses" under Section 4.1(d) above. Landlord has not received notice of any litigation pending, and has no knowledge of any threatened litigation, regarding the actual or alleged presence of Hazardous Materials within the Park or any disposal, release or threatened release of Hazardous Materials in or from the Park, nor has Landlord previously entered into any settlements of any such litigation with any governmental entity or private party; provided, however, that Tenant hereby acknowledges that Landlord has disclosed to Tenant the fact that Landlord did previously agree to move a sewer lateral serving one of the buildings in the Park at the request of the City of San Rafael because of the presence of methane gas in the sewer line operated by the City of San Rafael to which such sewer lateral is connected.


      35.         Miscellaneous

          35.1 Use of Terms


            The words "Landlord" and "Tenant" as used herein all include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience, and such captions in no way define or limit the scope or intent of any provision of this Lease.

          35.2    Binding Effect


            The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, upon the sale, assignment or transfer by Landlord (or by any subsequent landlord) of its interest in the Building as owner or lessee, including any transfer by operation of law, Landlord (or subsequent landlord) shall be relieved of all obligations or liabilities under this Lease, and all obligations or liabilities shall be binding upon the grantee, assignee or other transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such obligations and liabilities; and provided, further, that at any time after the Lease Date, whether or not in connection with a sale of the Building, Landlord's responsibilities hereunder with respect to the maintenance and operation of the Common Areas of the Park may be performed by one or more successors to Landlord with respect to one or more buildings in the Park or an owner's association comprised of one or more owners of buildings in the Park. A lease of the entire Building to a person other than for occupancy thereof shall be deemed a transfer within the meaning of this Section 35.2.


          35.3    Severability


            If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, and in Landlord's opinion such invalid or unenforceable provision does not affect a material benefit or right hereunder, the remainder of this Lease, for the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.


          35.4    California Law


            This Lease shall be construed and enforced in accordance with the laws of the State of California.

          35.5    Execution by Landlord


            Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.


          35.6    Merger


            This instrument, including the exhibits hereto, which are made a part of this Lease, contains the entire agreement between the parties, and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Park, or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.


          35.7    Signs


            Subject to Landlords approval of the design and location of such sign, which approval shall not be unreasonably withheld, Tenant shall be permitted to erect a monument sign within the Building E Site identifying the Premises. Under no circumstances shall Tenant place a sign on the roof of the Building.

      36.         Option to Extend

            36.1 Landlord hereby grants Tenant an option to extend the term of this Lease (the "Option to Extend") for one additional period of five (5) years (the "Option Term") commencing immediately after the expiration of the initial Term, upon the same material terms and conditions contained herein, except that
(i) the Rent for the Premises (including, if applicable, Building B or C, if either of such buildings shall become a part of this Lease pursuant to the exercise of Tenant's expansion options under Articles 37 or 38 below) during the Option Term shall be equal to the fair market rent for the Premises determined in the manner set forth in Section 36.2 below, (ii) Tenant shall continue to be responsible for the payment of all Additional Charges as provided for in this Lease, (iii) Tenant shall accept the Premises in an "as is" condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises, and (iv) there shall be no further options to extend the term of this Lease. Tenant's notice of its election to exercise the Option to Extend must be given to Landlord in writing no later than twelve (12) months prior to expiration of the initial Term of this Lease. If Tenant properly exercises the Option to Extend, references in this Lease to the Term shall be deemed to mean the Option Term unless the context clearly provides otherwise.


            36.2 If Tenant properly exercises the Option to Extend, the Rent for the Premises during the Option Term shall be determined in the following manner. The Rent shall be increased to an amount equal to the fair market rent for the Premises as of the commencement of the Option Term for a term equal to the Option Term, including any interim CPI or other adjustments as may constitute such fair market rent, as specified by Landlord by notice to Tenant not less than thirty (30) days prior to commencement of the Option Term, subject to Tenant's right of arbitration as set forth below. If Tenant believes that the fair market rent specified by Landlord exceeds the actual fair market rent for the Premises as of the commencement of the Option Term, than Tenant shall so notify Landlord within five (5) business days following receipt of Landlord's notice. If Tenant fails to so notify Landlord within said five (5) business days, Landlord's determination of the fair market rent for the Premises shall be final and binding upon the parties. If the parties are unable to agree upon the fair market rent for the Premises within ten (10) days after Landlord's receipt of notice of Tenant's objection, the Rent for the Option Term shall be determined as follows:


            (a) Within 20 days after receipt of Landlord's notice specifying fair market rent, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the fair market rent for the Premises for a term equal to the Option Term from a broker (Tenant broker") licensed in the State of California and engaged in the commercial brokerage business in the City of San Rafael for at least the immediately preceding five (5) years. If Landlord accepts such determination, the Rent for the Option Term shall be increased to an amount equal to the amount determined by Tenant's broker.


            (b) If Landlord does not accept such determination, with 15 days after receipt of the determination of Tenant's broker, Landlord shall designate a broker ("Landlord's broker") licensed in the State of California and engaged in the commercial brokerage business in the City of San Rafael for at least the immediately preceding five
            (5) years. Landlord's broker and Tenant's broker shall name a third broker, similarly qualified, within five (5) days after the appointment of Landlord's broker. Each of said three brokers shall determine the fair market rent for the Premises as of the commencement of the Option Term for a term equal to the Option Term of the Lease within 15 days after the appointment of the third broker. The Rent payable by Tenant effective as of the commencement of the Option Term shall be increased to an amount equal to the arithmetic average of such three determinations; provided, however, that if any such broker's determination deviates more than 10% from the median of such determinations, the Rent payable shall be an amount equal to the average of the two closest determinations.


            (c) Landlord shall pay the costs and fees of Landlord's broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant's broker in connection with such determination. The costs and fees of any third broker shall be paid one-half by Landlord and one-half by Tenant.

            If the amount of the fair market rent is not known as of the commencement of the Option Term, then Tenant shall continue to pay the Rent in effect at the expiration of the initial Term until the amount of the fair market rent is determined. When such determination is made Tenant shall pay any deficiency to Landlord upon demand.


          36.3 Notwithstanding anything to the contrary contained herein, all option rights of Tenant pursuant to this Article 36 shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised the Option to Extend granted in this Article 36, if (i) Tenant is in default (as defined in Article 17 above) at the time of exercise of said option or at the time of commencement of the Option Term, or
(ii) Landlord has rightfully given Tenant three (3) or more notices respecting a default on the part of Tenant during the initial Term of this Lease, whether or not any such default was subsequently cured.


      37.         Option to Expand -- Building B

          37.1 Grant of Option. Landlord hereby grants to Tenant the option to lease the entirety of Building B of the Park as identified in Exhibit A, upon and subject to the terms and conditions of this Article 37 (the "Building B Expansion Option"). Landlord and Tenant acknowledge that Building B is currently occupied by the Loric Corporation ("Loric") under a lease (the "Loric Lease") scheduled to terminate on August 25, 1991. Loric has an option to extend the term of the Loric Lease for an additional two (2) years following the expiration of the initial term of the Loric Lease. The Building B Expansion Option shall be subject to the occupancy rights of the tenant under the Loric Lease.


          37.2 Notice of Exercise.


            37.2.1 If Loric Fails to Extend. If Loric does not exercise its option to extend the Loric Lease, the term of the Loric Lease shall expire as of August 25, 1991, and Loric must notify Landlord of its exercise of Loric's option to extend the term of the Loric Lease on or before December 25, 1990. In the event that Loric does not exercise its right to extend the Loric Lease, Landlord shall promptly notify Tenant of such failure to exercise. The Building B Expansion Option shall then be exercised, if at all, by written notice from Tenant to Landlord given at any time following Landlords notice of Loric's failure to so extend the term of the Loric Lease and prior to March 1, 1991. Time is of the essence with respect to Tenant's delivery to Landlord of the notice of exercise of the Building B Expansion Option, and if Tenant fails to deliver such notice of exercise prior to March 1, 1991, the Building B Expansion Option shall expire and shall be of no further force or effect.


            37.2.2 If Loric Exercises Extension Option. If Loric exercises its option to extend the Loric Lease, the term of the Loric Lease shall expire as of August 25, 1993. In the event that Loric exercises its right to extend the Loric Lease, Landlord shall promptly notify Tenant of such exercise. The Building B Expansion Option shall then be exercised, if at all, by written notice from Tenant to Landlord given at any time following Landlord's notice of Loric's exercise of Loric's option to extend the Loric Lease and prior to February 28, 1992. Time is of the essence with respect to Tenant's delivery to Landlord of the notice of exercise of the Building B Expansion Option, and if Tenant fails to deliver such notice of exercise prior to February 28, 1992, the Building B Expansion Option shall expire and shall be of no further force or effect.


          37.3 Conditions to Exercise of Expansion Option. Tenant shall not be entitled to exercise the Building B Expansion Option at any time that Tenant is in default under any of the terms or conditions of this Lease or at any time that there exists any circumstance or condition which with the passage of time would cause Tenant to be in material default hereunder; and any notice of exercise of the Building B Expansion Option given by Tenant to Landlord at any such time shall be void. Further, if at any time after Tenant's delivery of the notice of exercise of the Building B Expansion Option and prior to Tenant's occupancy of

Building B Tenant shall be in default under any of the terms or conditions of this Lease or there shall exist any circumstance or condition which with the passage of time would cause Tenant to be in material default hereunder, Landlord shall have, in addition to any and all of the other rights and remedies of Landlord under this Lease, the right to terminate Tenant's exercise of the Building B Expansion Option by notice to Tenant of such termination.


          37.4 Commencement Date. The Commencement Date for Building B for purposes of this Lease shall be the date that is ten (10) business days after the date on which the Loric Lease expires (the "Building B Commencement Date"). If, on or prior to the stated Building B Commencement Date, Landlord fails to deliver possession of Building B. then the following provisions shall apply: (i) the Building B Initial Term (as defined below) shall not commence on the Building B Commencement Date set forth above but shall, instead, commence on the date that Landlord delivers possession of Building B to Tenant; (ii) neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby, except that the Building B Initial Term shall begin as provided in clause (i) above; and (iii) Tenant shall have no claim against Landlord because of Landlord's failure to deliver possession of Building B on the date originally fixed therefor. From and after the Building B Commencement Date, all references in the Lease to the Premises shall be deemed to include Building B as a part thereof, Tenant shall lease and occupy Building B upon all of the terms and conditions contained in the Lease, including, without limitation, Tenant's obligation to pay Additional Charges pursuant to Section
3.3 above as well as all other items payable by Tenant under the Lease, and Tenant's Share of Taxes and Expenses charges shall be increased pursuant to the terms of Article 4 above. Notwithstanding the foregoing, Tenant's obligation to pay Rent for its occupancy of Building B shall be as set forth in Section 37.5 below.


          37.5 Rent for Building B. The Rent payable by Tenant for Building B shall be the fair market rent for Building B as of the Building B Commencement Date for a term equal to the remainder of the initial Term of this Lease (the "Building B Initial Term") as such fair market rent is specified by Landlord by notice to Tenant not less than thirty (30) days prior to the Building B Commencement Date, subject to Tenant's right of arbitration as set forth below. If Tenant believes that the fair market rent specified by Landlord exceeds the actual fair market rent for Building B as of Building s Commencement Date, then Tenant shall so notify Landlord within ten (10) days following receipt of Landlord's notice. If Tenant fails to so notify Landlord within said ten (10) days, Landlord's determination of the fair market rent for Building B shall be final and binding upon the parties. If the parties are unable to agree upon the fair market rent for Building B within ten (10) days after Landlord's receipt of notice of Tenant's objection, the Rent payable for Tenant's occupancy of Building B as of the Building B Commencement Date shall be determined as follows:


            (a) Within 20 days after receipt of Landlord's notice specifying fair market rent, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the fair market rent for Building B for a term equal to the Building B Initial Term from a broker ("Tenant's Broker") licensed in the State of California and engaged in the commercial brokerage business in the City of San Rafael for at least the immediately preceding five (5) years. If Landlord accepts such determination by written notice within ten (10) days of receiving Tenant's Broker's determination, the Rent for the Building B Initial Term shall be the amount determined by Tenant's Broker.


            (b) If Landlord does not so accept such determination, within fifteen (15) days after receipt of the determination of Tenant's Broker, Landlord shall designate a broker ("Landlord's Broker") licensed in the State of California and engaged in the commercial brokerage business in the City of San Rafael for at least the immediately preceding five (5) years. Landlord's Broker and Tenant's Broker shall name a third broker, similarly qualified, within five
            (5) days after the appointment of Landlord's Broker. Each of said three brokers shall determine the fair market rent for Building B as of the Building B Commencement Date for a term equal to the Building B Initial Term within 15 days after the appointment of the third broker. The Rent payable by Tenant effective as of the Building B Commencement Date shall be an amount equal to the arithmetic average of such three determinations; provided, however, that if any such broker's determination deviates more than 10% from the median of such determination, the Rent payable shall be an amount equal to the average of the two closest determinations.


            (c) Landlord shall pay the costs and fees of Landlord's Broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant's Broker in connection with such determination. The costs and fees of any third broker shall be paid one-half by Landlord and one-half by Tenant.


            (d) As used in this Lease with reference to the Building B Initial Term, the "fair market rent" means the effective fair market rental per annum for Building B for the period constituting the Building B Initial Term as determined herein. The fair market rental shall not be subject to the Rent Formula set forth in Schedule 2 attached to the Lease, but shall be subject to annual CPI adjustments.


            (e) If the amount of the fair market rent is not known as of the Building B Commencement Date, then Tenant shall pay the Rent specified by Landlord in Landlord's notice of its initial determination of the fair market rent for Building B until the amount of the fair market rent is determined. When such determination is made, Tenant shall pay any deficiency to Landlord upon demand. In the event the fair market rent as determined pursuant to this Section 37.5 is less than the fair market rent initially specified by Landlord, Landlord shall provide Tenant with a credit against the next installments of Rent for Building B in the amount of the difference.


          37.6 "As Is" Basis. Tenant acknowledges that Tenant's occupancy of Building B following the exercise of the Building B Expansion Option shall be on an "as is" basis and that Landlord shall have no obligation to build out or alter Building B or construct any tenant improvements therein.


      38.         Expansion option -- Building C

          38.1 Grant of Option. Landlord hereby grants to Tenant the option to lease the entirety of Building C of the Park as identified in Exhibit A, upon and subject to the terms and conditions of this Article 38 (the "Building C Expansion Option").


          38.2 Availability of Option. The Building C Expansion Option shall be available to Tenant only if (i) Loric fails to exercise its right to extend the term of the Loric Lease, and (ii) Tenant does not thereafter exercise the Building B Expansion Option pursuant to the terms of Section 37.2.1 above. In the event that Loric exercises its right to extend the Loric Lease or Tenant exercises the Building B Expansion Option pursuant to Section 37.2.1 above, the Building C Expansion option granted in this Article 38 shall terminate and be of no further force or effect.


          38.3 Notice of Exercise. The Building C Expansion Option shall be exercised, if at all, by written notice from Tenant to Landlord given at any time following Landlord's notice that Loric did not exercise its option to extend the Loric Lease and prior to June 30, 1992. Time is of the essence with respect to Tenant's delivery to Landlord of the notice of exercise of the Building C Expansion Option, and if Tenant fails to deliver such notice of exercise prior to June 30, 1992, the Building C Expansion option shall expire and shall be of no further force or effect.


          38.4 Conditions to Exercise of Expansion Option. Tenant shall not be entitled to exercise the Building C Expansion Option at any time that Tenant is in default under any of the terms or conditions of this Lease or at any time that there exists any circumstance or condition which with the passage of time would cause Tenant to be in material default hereunder; and any notice of exercise of the Building C Expansion Option given by Tenant to Landlord at any such time shall be void. Further, if any time after Tenant's delivery of the notice exercise of the Building C Expansion Option and prior to Tenant's occupancy of Building C

Tenant shall be in default under any of the terms or conditions of this Lease or there shall exist any circumstance or condition which with the passage of time would cause Tenant to be in material default hereunder, Landlord shall have, in addition to any and all of the other rights and remedies of Landlord under this Lease, the right to terminate Tenant's exercise of the Building C Expansion Option by notice to Tenant of such termination.


          38.5 Commencement Date. The Commencement Date for Building C for purposes of this Lease shall be the date that is five years after the original Commencement Date of this Lease as provided for in Section 2.2 above (the "Building C Commencement Date"). If, on or prior to the stated Building C Commencement Date, Landlord fails to deliver possession of Building C, then the following provisions shall apply: (i) the Building C Initial Term (as defined below) shall not commence on the Building C Commencement Date set forth above but shall, instead, commence on the date that Landlord delivers possession of Building C to Tenant; (ii) neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby, except that the Building C Initial Term shall begin as provided in clause (i) above; and
(iii) Tenant shall have no claim against Landlord because of Landlord's failure to deliver possession of Building C on the date originally fixed therefor. From and after the Building C Commencement Date, all references in the Lease to the Premises shall be deemed to include Building C as a part thereof, Tenant shall lease and occupy Building C upon all of the terms and conditions contained in this Lease, including, without limitation, Tenant's obligation to pay Additional Charges pursuant to Section 3.3 above as well as all other items payable by Tenant under the Lease, and Tenant's Share of Taxes and Expenses charges shall be increased pursuant to the terms of Article 4 above. Notwithstanding the foregoing, Tenant's obligation to pay Rent for its occupancy of Building C shall be as set forth in Section 38.6 below.


          38.6 Rent for Building C. The Rent payable by Tenant for Building C shall be the fair market rent for Building C as of the Building C Commencement Date for a term equal to the remainder of the initial Term of this Lease (the "Building C Initial Term") as such fair market rent is specified by Landlord by notice to Tenant not less than thirty (30) days prior to the Building C Commencement Date. Tenant shall have a right of arbitration with regard to Landlord's determination of the fair market rental for Building C identical to the arbitration procedure set forth in Section 37.5 above. In any challenge to Landlord's initial determination of the fair market rent for Building C, Tenant shall be bound by the terms and notice procedures set forth in Section 37.5. Such fair market rent shall not be subject to the Rent Formula set forth in
Schedule 2 attached to the Lease, but shall be subject to annual CPI adjustments.


          38.7 "As Is" Basis. Tenant acknowledges that Tenant's occupancy of Building C following the exercise of the Building C Expansion Option shall be on an "as is" basis and that Landlord shall have no obligation to build out or alter Building C or construct any tenant improvements therein.


      39.         Right of First Refusal.

          If during the Term of this Lease, including the Option Term, Landlord determines to transfer, sell, or otherwise convey only Building E (and/or Building B or Building C, if Tenant shall have exercised its Expansion Option for either of those Buildings and is in full occupancy thereof) [but not, for example, if Landlord determines to transfer the Park, or several buildings in the Park including Building E (or Building B or C, if applicable) or any interest in the entity owning Building E (or Building B or C, if applicable) or the Park] to an unaffiliated third party (a "Third Party") Landlord shall first notify Tenant in writing of the material terms upon which Landlord intends to offer any such Building for sale ("Landlord's Sale Notice"). If Tenant, within twenty-five (25) days after receipt of Landlord's Sale Notice, indicates in writing its agreement to purchase such Building on the terms stated in Landlord's Sale Notice, Landlord shall sell and convey such Building to Tenant on the terms stated in Landlord's Sale Notice. If Tenant does not indicate its agreement within said twenty-five (25) days, Landlord thereafter shall have the right to sell and convey such Building to a Third Party; provided that if Landlord receives an offer to purchase such Building from a Third Party for a gross price that is less than ninety-five percent (95%) of the price stated in Landlord's Sale Notice (without regard for any difference in payment terms), and Landlord determines to accept such offer, Landlord shall notify Tenant of such determination in writing ("Landlord's Notice of Revised Prices), including in its notice such other material terms as are included in the Third Party's offer. If Tenant, within five (5) days after receipt of such notice from Landlord, indicates in writing its agreement to purchase such Building at the price and payment terms stated in such notice, Landlord shall sell and convey such Building to Tenant at such price and upon such terms. If Tenant does not indicate its agreement within said five (5) days, Landlord thereafter shall have the right to sell and convey such Building to the Third Party pursuant to said Third Party's offer. If Landlord does not thereafter sell and convey such Building to the Third Party at a price at least equal to the price stated in Landlord's Notice of Revised Price and on substantially similar payment terms, any further transaction shall be deemed to be a new determination by Landlord to sell and convey such Building and the provisions of this Article 39 shall be applicable. If Tenant purchases the Building, this Lease shall terminate on the date title vests in Tenant, and Landlord shall remit to Tenant all prepaid and unearned Rent, and all Additional Charges shall be prorated as of such date. Tenant's rights as set forth in this Article 39 shall apply only to the first sale of any such Building by Landlord; and such rights shall terminate and be of no further force or effect upon the consummation of the first sale of any such Building. In the event that Tenant does not elect to exercise its right to purchase any such Building as provided in this Article 39, within three (3) days after written request therefor from Landlord, Tenant shall deliver to Landlord an instrument in form and substance satisfactory to Landlord and any Third Party that acknowledges that Tenant has not elected to exercise such right.


            IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Date.

BAYVIEW ASSOCIATES,                          OCLASSEN PHARMACEUTICALS, INC., a
 a California Joint Venture                  California corporation


By:   Bayview Partners, a California         By:  Dan K. Turner
   ---------------------------------            --------------------------------
       limited partnership
Its:  General Partner
    ----------------------                   Its: Vice President - Finance and
                                                 -------------------------------
                                                  Administration
                                                 -------------------------------

By:   Reid Corporation a
   -------------------------                 By:    /s/ Glenn A. Oclassen
       California                               --------------------------------


Its:  General Partner                        Its:   President
    ---------------------                        -------------------------------


By:    /s/ L.C. Tolomei                                     "TENANT"
   ---------------------
      L.C. Tomolei
      President

      "LANDLORD"

                                   Schedule 1


                         DELIVERY OF PREMISES TO TENANT

      1. General. The Premises shall be built out in phases and delivered to Tenant over the first five (5) years of the Term of the Lease in accordance with the schedule set forth in paragraph 2 below (the "Delivery Schedule"). In order to accommodate the various needs of Tenant, the Premises shall be built out so as to include office, warehouse, manufacturing and laboratory space. Initially, Landlord and Tenant anticipate that the Premises, when completely built out, will contain the following square footages of rentable areas of each such type of space:

            (i)   Office            =    13,684 sq. ft.
            (ii)  Warehouse         =     2,520 sq. ft.
            (iii) Manufacturing     =     6,160 sq. ft.
            (iv)  Laboratory        =     1,452 sq. ft.
            (v)   Undesignated      =     4,528 sq. ft. (Microage - see below)

The respective areas of each such type of space may be adjusted over time as requested by Tenant; provided, however, that the amount of space to be built out for warehouse purposes cannot exceed 2,520 rentable square feet and Tenant must take down at the commencement of each lease year at least that amount of space specified in the Delivery Schedule for such lease year.

      2.    Delivery of Premises.

            (a) Delivery Schedule. Portions of the Premises shall be delivered to Tenant in accordance with the Delivery Schedule set forth below:

            (i) Initial Premises. The portion of the Premises to be delivered at the Commencement Date shall consist of the following contiguous space as indicated in the attached Exhibit A-1:

                  Office      =     6,908 sq. ft.
                  Warehouse   =     2,520 sq. ft.
                  Laboratory  =     1,452 sq. ft.
                  Vacant      =     8,536 sq. ft. (see below)

            (ii) Subsequent Space. The balance of the Premises shall be delivered to Tenant as follows:

                  a. Commencement of Lease Year Two -- additional 1,936 sq. ft. of office space, such space to be taken from the vacant space originally delivered by Landlord.

                  b. Commencement of Lease Year Three -- additional 1,936 sq. ft. of office space; and October 1, 1991 -- 6,160 sq. ft. of manufacturing space; such space to be taken in part from the vacant space originally delivered by Landlord and in part from the Reid Corporation space (see below).

                  c. Lease Year Four -additional 2,904 sq. ft. of office space, such space to be the balance of the vacant space originally delivered by Landlord and the Reid Corporation space.

                  d. Lease Year Five -- 4,528 sq. ft. of space that is currently Undesignated, such space being the Microage space (see below).

            (b) Undesignated Space (Microage). The portion of the Premises consisting of 4,528 so. ft. that is to be delivered to Tenant in the fifth lease year is shown on Exhibit A-1 to the Lease. Such space has not yet been designated by Tenant for use as office, manufacturing or laboratory space; and such designation shall be made by Tenant no later than the commencement of the fourth lease year.

            Such space is currently under lease to Microage Corporation, and Tenant acknowledges that it is anticipated that such space will continue to be so occupied until such time as such space is scheduled to be delivered to Tenant. If, however, Tenant desires to take down such space prior to the commencement of the fifth lease year, Landlord agrees to use reasonable efforts to assist Tenant in negotiating with Microage for the early termination or buy-out of its lease; but Tenant shall be responsible for all costs and expense of any such negotiations and for any payments to be made for the early termination or buy-out of the Microage lease.

            (c) Reid Corporation Space. Reid Corporation will occupy 4,400 sq. ft. of space in Building E, as shown on Exhibit A-1 to the Lease. Such space is to be delivered to Tenant in two stages - 2,464 sq. ft. of manufacturing space (the "Reid Manufacturing Space") at the commencement of lease year three and 1,936 sq. ft. of office space (the "Reid Office Space") at the commencement of lease year four. Tenant shall have the right to take down all of the Reid Manufacturing Space (but not a portion thereof) or all of the Reid Office Space (but not a portion thereof), or both the Reid Manufacturing Space and the Reid Office Space,.any time prior to the third lease year by providing Landlord with one hundred twenty (120) days advance written notice of such election and submitting to Landlord the Plans and Specifications for the Reid Corporation space to be taken down together with the Plans and Specifications for the other space to be added to the Premises at the commencement of such lease year.

            (d) Vacant Space. Initially, the Premises shall include 8,536 sq. ft. of vacant space as shown on Exhibit A-1 to the Lease, which vacant space shall not have been built out by Landlord with any tenant improvements at the Commencement Date. Tenant shall pay rent on such vacant space as provided in
Schedule 2 and shall have the right, if lawfully permitted under applicable governmental laws and regulations, to use such vacant space for purposes of storage.

            A portion of the vacant space consisting of 3,696 sq. ft. as shown on Exhibit A-1 to the Lease shall be available for lease by Landlord to a third party (the "vacant Space Available for Lease"). From and after the Lease Date, Landlord shall attempt in good faith to lease to a third party the vacant Space Available for Lease for a period not to extend beyond August 30, 1990. Tenant shall have the right to approve the term of any such lease in order to preserve its opportunity to take down the vacant Space Available for Lease prior to the commencement of the third lease year. Until the vacant Space Available for Lease has been built out with tenant improvements for occupancy by Tenant, Tenant shall pay Rent and Additional Charges on the Vacant Space Available for Lease only until the earlier of (i) six months after the Commencement Date of the Lease, or (ii) the date that Landlord has entered into a lease with a third party for such space; provided, however, that if Tenant disapproves the term of any proposed lease with a third party, Tenant shall thereupon be obligated to pay Rent and Additional Charges for the Vacant Space Available for Lease for the period from such disapproval until August 30, 1990.

      3. Improvement Allowances. Landlord shall provide Tenant with an Improvement Allowance for the varying portions of the Premises based upon the type of space to be built out therein. Such Improvement Allowance, subject to the exceptions below regarding the Microage space and the Reid Corporation space, shall be as follows:

            (i)   Office            =     $22.00 per sq. ft.
            (ii)  Warehouse         =     $ 3.50 per sq. ft.
            (iii) Manufacturing     =     $45.00 per sq. ft.
            (iv)  Laboratory        =     $85.00 per sq. ft.

            The Rent for each such portion of the Premises shall depend upon the type of space built out therein, as set forth in Schedule 2.

            With respect to Office Space and Warehouse Space, the Improvement Allowance set forth above shall be applied to the cost of obtaining all necessary permits for the build-out as well as all "hard costs" such as construction costs, insurance, and contractors' fees, but the Improvement Allowance shall not be applied to architectural fees and costs or engineering fees and costs associated with such build-out, which fees and costs shall be paid for by Tenant. With respect to Manufacturing Space and Laboratory Space, the Improvement Allowance set forth above may be applied to architectural fees and costs and engineering fees and costs associated with the build-out, as well as "hard costs" and the costs of obtaining necessary permits for the build-out.

            With respect to those portions of the Premises currently occupied by Reid Corporation and Microage, the Improvement Allowance for the renovation of such space for use by Tenant shall be $4.00 per square foot, regardless of the type of build out that Tenant requests for such space. The foregoing reflects the fact that such space is "second generation" space; such space having been already built out with tenant improvements.

      4.    Tenant's Share.

            (a) Rentable Areas. Landlord and Tenant agree that the rentable area of the entire Premises (i.e., all of Building E) is 28,344 rentable square feet and that, as of the Lease Date, the rentable area of the Park (consisting of Buildings B. C and E) is 79,356 rentable square feet. The rentable area of the Park shall be adjusted over time as and when additional buildings are completed therein.

            (b) Tenant Is Share. Tenant's Share of the Building and the Park for purposes of Article 4 of the Lease shall be determined on the basis of the square footage area of the Premises on which Tenant is then paying Rent pursuant to the Delivery Schedule and Schedule 2. Assuming that Tenant takes down the Premises strictly in accordance with the Delivery Schedule set forth in paragraph 2(a)' Tenant's Share would be as follows:

            (i) Lease Year 1 (taking into account the vacant Space Available for Lease):

            a.    First 6 months --
                        Building E         = 69%
                        Park               = 24.5%

            b.    Second 6 months
                        Building E         = 56%
                        Park               = 20%

            (ii)  Lease Year 2:
                        Building E         = 56%
                        Park               = 20%

            (iii) Lease Year 3:
                        Building E         = 78%
                        Park               = 27%

            (iv)  Lease Year 4:
                        Building E         = 84%
                        Park               = 30%

            (v)   Lease Years 5 through 8:
                        Building E         = 100%
                        Park               = 35.5%


                                   Schedule 2

                                  RENT SCHEDULE

      1. General. Rent for the Premises shall be determined on the basis of the square footage areas of the Premises that are built out for various purposes noted in Schedule 1. The initial rate applicable to each such area of the Premises in lease year one (the "Base Rate") is set forth in paragraph 2 below. As provided in Section 3.2 of the Lease, each such Base Rate shall be adjusted for each lease year during the Term to reflect increases in the CPI (each such Base Rate as so adjusted is called an "Adjusted Rate"). Further, an adjustment factor specified in paragraph 3 below (the "Adjustment Factor") shall be applied during each lease year to each Base Rate (for the first lease year) and to each Adjusted Rate (for each subsequent lease year) to determine the Rent actually payable (the "Pay Rate") for each portion of the Premises during each lease year.

      2. Base Rates. The Base Rates for the various portions of the Premises during the first lease year are as follows:

            (i)   Office            = $1.10 per sq. ft. per month
            (ii)  Manufacturing     = $1.51 per sq. ft. per month
            (iii) Laboratory        = $1.94 per sq. ft. per month
            (iv)  Warehouse         = $0.45 per sq. ft. per month
            (v)   vacant            = $0.35 per sq. ft. per month
            (vi)  Microage          = $1.10 per sq. ft. per month

      3. Adjustment Factor. The Adjustment Factor to be applied to the Base Rates (during the first lease year) and to the Adjusted Rates (for each subject lease year) are as follows:

            Lease Year 1            =  .50
            Lease Year 2            =  .61
            Lease Year 3            = 1.15
            Lease Year 4            = 1.20
            Lease Years 5-8         = 1.30

         The Adjustment Factor for the Microage space shall be 1.00 at all times during the initial term of the Lease.

      4. Rent Formula. The Rent for each portion of the Premises in any lease year, as generally described in paragraph 1, is expressed by the following formula:

         Pay Rate = Base Rate or Adjusted Rate (as applicable) x Applicable Adjustment Factor

      As an illustration of the application of this formula:

(i) the monthly Rent for office space in the third lease year, assuming a total increase in the CPI equal to 12% from commencement through the second lease year, would be determined as follows:

         Adjusted Rate = $1.10 [Base Rate] x 1.12 [CPI] = $1.23

         $1.23 [Adjusted Rate] x 1.15 [Adjustment Factor for third lease year] =
 $1.42     [Pay Rate on office space during third lease year]

(ii) the monthly Rent for manufacturing space would be derived in the same manner, i.e. when such space is delivered at the commencement of lease year three, assuming such a 12% increase in the CPI the rent would be determined as follows:

         Adjusted Rate = $1.51 [Base Rate] x 1.12 [CPI] = $1.69

            $1.69 [Adjusted Rate] x 1.15 [Adjustment Factor for third lease year] = $1.94 [Pay Rate on office space during third lease year] Landlord shall $5.00 per sq.


      5. Alternative Rent for Manufacturing Space. The Delivery Schedule provides for the delivery of 6,160 sq. ft. of manufacturing space to Tenant at the commencement of lease year three. The Improvement Allowance for such space is $45.00 per sq. ft. Tenant may, by notice to Landlord given not less than 18 months prior to the commencement of lease year three, elect to build out such manufacturing space itself. In such case, provide an Improvement Allowance for such space of ft. and the Base Rate for such space shall be reduced from $1.51 per sq. ft. per month to $0.65 per sq. ft. per month. Such Base Rate would then be used to determine the Adjusted Rate (based upon increases in the CPI), which would in turn be multiplied by the applicable Adjustment Factor to determine the Pay Rate for such manufacturing space for each lease year.

                                    EXHIBIT B


                                   WORK LETTER

                             IMPROVEMENT OF PREMISES

      Prior to the execution of the Lease, Landlord completed construction of the shell portion of Building E and Tenant has had the opportunity to inspect such construction and the extent of the work constituting the Building E shell. The provisions of this Work Letter apply to all of the work to be undertaken in Building E from and after the Lease Date in order to make the various portions of the Premises-ready for Tenant's occupancy under the Lease. All work undertaken in Building E pursuant to the Lease and this Work Letter shall be charged to the applicable Improvement Allowances provided for in Schedule 1 to the Lease.

1.    Use Permit(s).

      (a) Prior to the execution of the Lease, Landlord submitted to the City of San Rafael (the "City") an application on behalf of Landlord and Tenant for a use permit ("Use Permit") for Tenant's proposed use of the Premises. The parties shall cooperate and shall diligently endeavor to obtain approval of such Use Permit on terms and conditions acceptable to both Landlord and Tenant as soon as possible. The parties acknowledge that the anticipated date for the City's review and approval of such Use Permit application is November 16, 1988. If such Use Permit application has not been finally approved by the City on or before February 28, 1989, then either party shall have the right to terminate the Lease by notice to the other party given within five (5) days after such date. If neither party elects to terminate the Lease in such case, the parties shall diligently continue in their efforts to obtain the Use Permit. If, thereafter, the Use Permit has not been approved within an additional thirty (30) day period, each party shall again have the right to terminate the Lease; and this process shall continue until either the Use Permit is finally approved by the City or the Lease has been terminated as provided above.

      (b) The parties further acknowledge that Schedule 1 of the Lease contemplates the delivery of the Premises to Tenant in phases over the first five (5) years of the Term of the Lease, and that the City may not agree to grant a Use Permit at the time of the making of the Lease that encompasses all of Tenant's proposed uses or Tenant's ultimate occupancy of the entire Building. Instead, the City may agree only to issue a Use Permit applicable to the initial build out of the Premises and the initial use thereof by Tenant (the initial Use Permit"). If such is the case, then in each succeeding Lease Year during the Term in which Tenant is required to take down an additional portion of the Premises, Landlord shall submit to the City an application on behalf of Landlord and Tenant for a Use Permit for Tenant's proposed use of each additional portion of the Premises (each, a "Subsequent Use Permit") promptly upon the delivery by Tenant to Landlord of Tenant's space plan for such portion as provided by paragraph 5 below. The parties shall cooperate and shall diligently endeavor to obtain approval of each such Subsequent Use Permit on terms and conditions acceptable to both Landlord and Tenant as soon as possible; provided, however, that the provisions set forth above regarding the termination of the Lease shall only apply with respect to the issuance of the Initial Use Permit and shall not be applicable with regard to the issuance of any Subsequent Use Permit.

2.    Landlord's Work.

      Landlord, through a general contractor selected by Landlord or a general contractor selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld), as provided below, shall furnish and install within the Premises those items of general construction (the "Improvements") shown on the Plans and Specifications for each portion of the Premises as prepared by Tenant and approved by Landlord pursuant to paragraph 5 below. With respect to the construction of each portion of the Improvements, Landlord shall obtain from its general contractor a price quote for the construction of such Improvements on a unit price basis. Landlord shall submit such price quote to Tenant and Tenant shall have five (5) business days after receipt thereof in which to review and approve such price quote. If Tenant fails to notify Landlord within such five (5) day period of Tenant's disapproval thereof, Tenant shall be deemed to have approved such price quote from Landlord's general contractor. If Tenant disapproves such price quote, Tenant shall request bids for the construction of such Improvements from one or more general contractors, each of which must be acceptable to Landlord in Landlord's reasonable judgment, such bids to be based upon an eight (8) week construction schedule for such Improvements. Landlord may, in its reasonable judgment, condition its approval of the contractor selected by Tenant upon the requirement that such contractor provide, for the benefit of Landlord and Tenant, payment and performance bonds in an amount and issued by a surety acceptable to Landlord. If Tenant disapproves Landlord's contractor's price quote and elects to obtain bids from other contractors, Tenant shall select a contractor for the construction of such Improvements no later than two (2) weeks after the issuance of the building permit for such construction; and any delay beyond such two (2) week period in selecting such contractor shall be deemed a Tenant Delay for purposes of determining the Commencement Date of the Lease or any Inclusion Date, as the case may be; provided, however, that with respect to the build out of the initial Premises to be occupied by Tenant, any such delay shall only be deemed a Tenant Delay to the extent that such portion of the Premises is not completed and ready for Tenant's occupancy by March 1, 1989.

3.    Delivery of Premises.

      (a) The Premises shall be built out and delivered to Tenant in accordance with the Delivery Schedule set forth in Schedule 1 to the Lease. The Initial Premises (as referred to in said Schedule
            1) are to be delivered to Tenant on the Commencement Date, and each Subsequent Space (as referred to in said Schedule 1) is to be delivered to Tenant at the commencement of the Lease Year specified in the Delivery Schedule (each such date being referred to as an "Inclusion Date"). The term "Lease Year" shall mean a period of twelve (12) consecutive calendar months during the Term of the Lease, and the first Lease Year shall begin on the Commencement Date if the Commencement Date occurs on the first day of a calendar month or, if the Commencement Date is not the first day of a calendar month, the first Lease Year shall commence on the first day of the calendar month next following the Commencement Date and shall be deemed to include the partial month between the Commencement Date and the first day of such calendar month.

      (b) The Term of the Lease shall commence on the Commencement Date as provided in Article 2 of the Lease. Tenant's obligation to pay Rent for each Subsequent Space shall commence on the Inclusion Date for each such Subsequent Space or on such earlier date as Tenant shall first occupy any such Subsequent Space.

            In addition to the terms of Section 2.2 of the Lease with regard to delivery of possession of the Initial Premises, if, on or prior to the Inclusion Date for any Subsequent Space, Landlord fails to deliver possession of such Subsequent Space (but subject to the terms of paragraph 10 below regarding Tenant Delays)' then the following provisions shall apply: (i) the Inclusion Date for such Subsequent Space shall be the date that Landlord delivers possession of such Subsequent Space to Tenant; (ii) neither the validity of the Lease nor the obligations of Tenant under the Lease shall be affected thereby, except that payment of Rent for such Subsequent Space shall commence on the Inclusion Date therefor; (iii) Tenant shall have no claim against Landlord because of Landlord's failure to deliver possession of such Subsequent Space on the date originally fixed therefor; and (iv) the Expiration Date of the Lease shall not be modified as a consequence of any delay in the delivery of any Subsequent Space.

4.    Plans and Specifications.

      (a) Tenant, through its architects and engineers and at Tenant's sole cost and expense (except as otherwise provided in Schedule 1 with respect to Manufacturing Space and Laboratory Space), shall furnish all architectural and engineering plans and specifications (the "Plans and specifications") required for the construction of the Improvements for each portion of the Premises. In the event that in any Lease Year Tenant desires to take down more space for any particular use of the Premises than Tenant is required to take down in said Lease Year under the terms of the Delivery Schedule set forth in Schedule 1 to the Lease, Tenant shall provide

            Landlord with prompt notice of such determination together with complete the Plans and Specifications for such space in accordance with paragraph 5 below.

      (b) All Plans and Specifications referred to herein are subject to Landlord's or Landlord's representative's approval, which Landlord agrees shall not be unreasonably withheld. All such Plans and Specifications must be prepared by duly licensed architects and engineers and must comply with all applicable laws, building codes, fire codes (including the City of San Rafael's interpretation thereof) and other governmental requirements.

      (c) Any architectural or engineering services for Tenant's Work referred to in paragraph 9 below or interior design services such as selection of colors, finishes, fixtures, furnishings or floor coverings shall be at Tenant's sole cost.

      (d) Promptly following Landlord's approval of the Plans and Specifications for each portion of the Improvements, Landlord shall deliver a copy thereof to Landlord's general contractor for pricing. In the event that the price for construction of such Improvements exceeds the amount of the Improvement Allowance applicable thereto, Tenant shall have the opportunity to revise such Plans and Specifications in order to reduce such constructions costs. Any such revisions shall be subject to Landlord's review and approval.

      (e) Promptly following Landlord's approval of the final Plans and Specifications for each portion of the Improvements, Tenant (or its architects and/or engineers) shall submit to the City of San Rafael an application on behalf of Landlord and Tenant for a building permit ("Building Permit") for the construction of such Improvements, and the cost of such Building Permit and any fees charged in connection therewith or related thereto (such as inspection fees and utility hook-up charges) shall be included within the cost of such Improvements. Tenant shall cooperate with Landlord in obtaining final approval of each Building Permit application as soon as possible after the submission of the application therefor.

5.    Progress Schedule.

      (a) Initial Build Out. Landlord and Tenant acknowledge that the approved space plan for the Improvements to be constructed in the Initial Premises is attached as Annex 1 to this Work Letter. With regard to the preparation of the final Plans and Specifications for the build out of the Initial Premises, Landlord and Tenant shall maintain the following progress schedule, with dates and times of performance for actions as follows:

             Action                 Date Due                 Responsible Party
             ------                 --------                 -----------------
             Working Drawings       November 9, 1988         Tenant
             Delivery Date
             Working Drawings       November 16, 1988        Landlord
             Review Date
             Resubmittal Date       November 20, 1988        Tenant

      (b) Build Out of Remaining Non-Manufacturing Space. With regard to the build out of each Subsequent Space to be taken down by Tenant during the Term of the Lease other than manufacturing space, Landlord shall deliver to Tenant approximately seven (7) months prior to the delivery date for such Subsequent Space as set forth in the Delivery Schedule a progress schedule for the preparation of the Plans and Specifications for such space and the construction of the Improvements therein. Such progress schedule shall provide for at least two (2) weeks for Landlord's review and approval of Tenant's proposed working drawings for such Improvements, four (4) weeks for the issuance of a Building Permit, and a three (3) month construction period. Each such progress schedule submitted by Landlord shall be subject to Tenant's review and approval, which approval shall not be unreasonably withheld or unduly delayed.

      (c) Build Out of All Manufacturing Space. During any Lease Year in which Tenant shall take down manufacturing space, Landlord and Tenant shall agree upon a progress schedule as provided in subparagraph (b) above; provided, however, that if Tenant elects to construct the Improvements in such space as provided in Schedule 2 to the Lease, Tenant shall establish its own schedule for such construction and the Inclusion Date for such space shall not be later than October 1, 1991, regardless of when such space is actually completed. Such schedule established by Tenant for the build out of any such manufacturing space shall include a period of not less than five (5) business days for Landlord's review and approval of Tenant's complete working drawings for such space and a period of not less than five (5) business days for Landlord's review and approval of the general contractor proposed by Tenant for such construction. The October 1, 1991 Inclusion Date for such space shall be extended by one day for each day that Landlord delays its review and approval or disapproval of such working drawings and/or general contractor beyond the period provided therefor in Tenant's build out schedule for such manufacturing space.

6.    Construction of Improvements.

      (a) Following the issuance of the Use Permit, and the Building Permit for each portion of the Premises to be built out by Landlord, Landlord, through the general contractor selected pursuant to paragraph 2, shall commence construction of the Improvements in such portion of the Premises as promptly as reasonably possible and shall diligently prosecute the construction of the Improvements therein substantially in accordance with the Plans and Specifications for such portion of the Premises. Landlord shall use its reasonable efforts to obtain the final building inspection by the City of the Initial Premises by January 15, 1989, and of each Subsequent Space by the Inclusion Date stated therefor in the Delivery Schedule, and Tenant shall fully cooperate with Landlord in this regard.

      (b) Landlord's Work shall be deemed substantially complete and possession of each portion the Premises delivered to Tenant at such time as the Improvements in such portion have been completed to such an extent that utility services to the portion have been connected and metered and said portion of the Premises may be lawfully occupied for the conduct of Tenant's regular business, the air conditioning, mechanical, plumbing and other building systems serving said portion are operational, and the walls, ceilings, light fixtures, flooring, painting and other work set forth in the Plans and Specifications for such portion have been substantially completed such that Tenant's business operations can reasonably be conducted in such portion. Within ten (10) days following substantial completion of each portion of the Premises to be occupied by Tenant, Landlord and Tenant together with Landlords architect and the general contractor shall prepare a "punch list" of items of unfinished or corrective work required to be completed and such items of work shall thereafter be completed by Landlord with reasonable diligence.

7.    Cost of the Improvements.

      With respect to the build out of the Improvements for each portion of the Premises, Landlord shall provide an Improvement Allowance as set forth in
      Schedule 1 to the Lease. The cost of such Improvements shall include all costs and expenses incurred in connection with the construction of such Improvements, including, without limitation, all permit application and inspection fees (except that the inspection fees for the subsurface inspection of the methane barrier under the Building shall be paid by Landlord and shall not be charged against the Improvement Allowance), utility hook-up charges, contractor's payment and performance bonds, payments to the general contractor for such Improvements, the cost of any change orders approved by Landlord and Tenant, and any changes to the final Plans and Specifications required by any governmental authority provided, however, that such costs shall not include (i) charges and expenses for changes to the final Plans and Specifications that have not been approved by Tenant, except to the extent that any such changes are required by any governmental authority, (ii) additional costs and expenses incurred by Landlord on account of any contractors' or subcontractors' fault or construction defects (as opposed to defects in the design of the Improvements, which shall be paid for by Tenant), (iii) management and overhead cost of Landlord except as expressly provided in this Exhibit B, and (iv) costs for which Landlord has a right to reimbursement from a third party. Further, in order to accommodate Tenant's space plan for the Premises, Landlord has incurred costs in constructing the second staircase in the Initial Premises to be occupied by Tenant in excess of the costs that Landlord would have otherwise incurred for the construction of such staircase; and such additional cost, as reasonably documented by Landlord, shall be charged against the Improvement Allowance allocable to the initial portion of the Premises. In the event that the cost of the Improvements for any portion of the Premises as submitted by Landlords general contractor and accepted by Landlord after consultation with Tenant will exceed the Improvement Allowance applicable thereto, Tenant shall be responsible for all such excess costs and shall deposit such excess amount in the Grubb & Ellis trust account prior to the commencement of construction of such Improvements; and such funds deposited by Tenant shall be the first funds utilized to make progress payments to the contractor during the course of construction of the Improvements. In the event that the final cost of such Improvements exceeds the amount of the Improvement Allowance applicable thereto as well as any payments therefor made by Tenant prior to the completion thereof, Tenant shall pay to Landlord such excess amount within twenty (20) days after receipt of Landlord's invoice therefor. To the extent that the final cost of such Improvements is less than the Improvement Allowance applicable thereto, Tenant may apply any such balance to the cost of any fixtures required by Tenant or any movable property such as cabinetry, so long as Landlord approves such items in its reasonable judgment, and any such items shall be and remain the property of Landlord.

8.    Changes.

      Tenant may request changes in any final Plans and Specifications by submitting a signed change request accompanied by revised Working Drawings showing such requested changes. Any such requested change must conform to all applicable governmental requirements and building codes and to the Use Permit for Tenant's use of the Premises. Landlord shall promptly review any such requested change and upon approval thereof (which approval shall not be unreasonably withheld) shall submit such change to the general contractor for pricing and for the contractor's determination of the effect of such requested change on the estimated date for substantial completion of the portion of the Improvements affected thereby. Landlord shall thereafter notify Tenant of the cost of such change, which cost shall include a 15% supervision charge by Landlord, and the effect thereof on the estimated date of substantial completion of such Improvements. Within three (3) days of receipt of Landlord's notice, Tenant shall notify Landlord in writing whether Tenant approves such change and the impact thereof on the construction schedule, and at the time of such approval by Tenant, Tenant must deposit either with the contractor or in the Grubb & Ellis trust account payment for the cost of such change, to the extent that the costs of the Improvements as so changed exceeds the Improvement Allowance allocable thereto. If Tenant does not approve such change within such three (3) day period, construction of the Improvements shall proceed in accordance with the original final Plans and Specifications therefor.

      Notwithstanding the foregoing provision regarding the payment by Tenant of the cost of any change orders, if the amount of such change order shall exceed $10,000, Tenant may elect to have the amount of such change order over $10,000 advanced by Landlord and amortized over the balance of the initial Term of the Lease. In such case, the amount so advanced by Landlord shall be payable in equal monthly installments with interest on the unamortized balance at the rate of ten percent (10%) per annum. The first such monthly installment shall be due and payable on the Commencement Date (in the case of the initial space to be occupied by Tenant) or the applicable Inclusion Date, as the case may be, and any unpaid balance plus accrued but unpaid interest shall be due and payable upon the expiration or earlier termination of the Lease. All such amounts shall be payable as additional rent subject to and in accordance with all of the terms and conditions of the Lease, and in the event of any default by Tenant under the Lease the unpaid balance of any such advances by Landlord plus any accrued but unpaid interest thereon shall immediately become due and payable, without notice or demand by Landlord.

9.    Tenant's Work.

      (a) Tenant shall be responsible for the installation of Tenant's trade fixtures, furnishings, personal property and equipment in the Premises, including, without limitation, the Tenant's computer and telephone equipment as well as the wiring therefor Tenant's Work"); and all such Tenant's

            Work must conform to the requirements of the Building Permit with respect thereto. Landlord shall inform Tenant from time to time of the progress of Landlord's Work in order to permit Tenant to arrange for the installation of Tenant's Work. Tenant and Tenant's contractor shall be permitted to enter upon the Premises at such times as Landlord shall designate based upon the contractor's schedule for construction of the Improvements for the purpose of performing Tenant's Work and any such entry shall be subject to all of the terms and conditions of the Lease except for the provisions regarding the payment of Rent.

      (b) The performance of Tenant's Work shall be subject to Landlord's policies and schedules and shall be conducted in such a way as not to hinder, cause any disharmony with or delay Landlord's Work. Tenant's suppliers, contractors, workmen and mechanics shall be subject to reasonable approval by Landlord prior to the commencement of their work and shall be subject to Landlord's administrative control while performing their work. Tenant shall cause its suppliers and contractors to engage only labor that is harmonious and compatible with other labor working in the Premises and the Park. In the event of any labor disturbance caused by persons employed by Tenant or Tenant's contractor, Tenant shall immediately take all actions necessary to eliminate such disturbance. At any time any supplier, contractor, workman or mechanic performing Tenant's Work hinders or delays any other work of improvement in the Premises or the Park, or performs any work which may or does impair the quality, integrity or performance of any portion of the Premises, Tenant shall cause such supplier, contractor, workman or mechanic to leave the Premises and remove all his tools, equipment and materials and Tenant shall reimburse Landlord for any repairs or corrections of any of Landlord's Work caused by or resulting from the work of any such supplier, contractor, workman or mechanic with whom Tenant contracts.

10.   Commencement Date and Inclusion Date.

      It is agreed that (i) notwithstanding the provisions of the Basic Lease Information setting forth the Commencement Date of the Lease, the Term of the Lease shall not commence until Landlord has substantially completed Landlord's Work in the Initial Premises as provided in paragraph 6(b) above, and (ii) notwithstanding the provisions of Schedule 1 of the Lease setting forth the Inclusion Date for each Subsequent Space shall not occur until Landlord has substantially completed Landlord's Work in such Subsequent Space as provided in paragraph 6(b) above; provided, however, that if Landlord shall be delayed in substantially completing said work in the Initial Premises or any such Subsequent Space as a result of:

      (a) Any changes requested by Tenant to the final Plans and Specifications for such portion of the Premises or any hindrance or disruption of Landlord's Work in such portion of the Premises resulting from Tenant's Work therein or caused by Tenant or Tenant's contractors, employees or agents, or

      (b) Tenant's failure to furnish any items required to be provided by Tenant in accordance with the progress schedules set forth in paragraph 5 above, or

      (c) Tenants selection of materials, finishes or installations that are not readily available through building material suppliers in the vicinity of San Rafael or that must be special ordered or that require special fabrication prior to installation, then the Commencement Date of the Term of the Lease or the Inclusion Date for any Subsequent Space, as applicable, shall be advanced by the number of days of such delay (each, a "Tenant Delay"). With respect to any Tenant Delay arising as a consequence of any hindrance or disruption of Landlord's Work resulting from Tenant's Work, Landlord shall promptly notify Tenant as to the occurrence, cause and extent of such Tenant Delay.

11.   Payment.

      Any amounts due from Tenant to Landlord under the terms of this Exhibit B shall constitute additional rent owing under the Lease, and the provisions of Section 3.5 of the Lease shall apply with respect to interest payable on amounts not paid when due.

            IN WITNESS WHEREOF, the parties have executed this Exhibit B as of the Lease Date.


TENANT:                                            LANDLORD:

OCLASSEN PHARMACEUTICALS, INC.,                    BAYVIEW ASSOCIATES,
a California corporation                           a California joint venture

By:   /s/ Dan K. Turner                            By:   Bayview Partners,
   --------------------                                    a California limited partnership,
Its:  Vice President - Finance and Administration          General Partner
    ---------------------------------------------
                                                   By:   Reid Corporation,
By:   /s/ Glenn A. Oclassen                                a California corporation
   ------------------------                                General Partner
Its:  President
    -----------                                            By:   /s/ L. C. Tolomei
                                                              --------------------
                                                                     L. C. Tolomei
                                                                     President